Exhibit 10.1

CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION, WHICH APPEARS ON 21 PAGES OF THIS EXHIBIT AND HAS BEEN IDENTIFIED WITH THE SYMBOL “****,” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

United Contract No. 163798

United Express® Agreement

between

United Air Lines, Inc.

and

SkyWest Airlines, Inc.

TABLE OF CONTENTS

ARTICLE		TITLE

I.	DEFINITIONS

II.	SCOPE, TERM, AND CONDITIONS

	A.	SCOPE

	B.	TERM

	C.	CONDITIONS

	D.	BANKRUPTCY PROVISION FOR SKYWEST UNITED EXPRESS AGREEMENT

III.	SUPPORT SERVICES AND FACILITIES

	A.	GENERAL

	B.	SPECIAL SUPPORT SERVICES

	C.	COMMUNICATIONS

	D.	RESERVATIONS

	E.	OPERATIONS

	F.	STATION SUPPORT SERVICES

	G.	TARIFFS AND SCHEDULE PUBLICATION

	H.	SALES SETTLEMENT

	I.	ADVERTISING AND PROMOTIONS

	J.	AUTOMATION

	K.	OTHER SUPPLIES

	L.	CONTRACTOR ASSISTANCE

IV.	AIR SERVICES TO BE PROVIDED BY CONTRACTOR

	A.	AIRCRAFT TO BE USED

	B.	SCHEDULES AND CHARTERS TO BE OPERATED BY CONTRACTOR

	C.	INVENTORY

	D.	FLIGHT CREWS TO BE USED

i

	E.	INFLIGHT SALES

V	OPERATING RESTRICTIONS

	A.	UNITED EXPRESS OPERATIONS ONLY

	B.	NO OPERATION OUTSIDE AGREEMENT

	C.	SEVERABILITY AND REMEDY

VI.	LICENSE

	A.	GRANT OF LICENSE

	B.	TERMS AND CONDITIONS GOVERNING LICENSE

	C.	INFRINGEMENT

VII.	ADDITIONAL UNDERTAKINGS

	A.	BULK PURCHASES

	B.	FUEL

	C.	PURCHASE BY UNITED OF PASS THROUGH COST ITEMS

	D.	UNIFORMS

	E.	PASSES AND REDUCED RATE TRAVEL

	F.	SIGNAGE

	G.	ENVIRONMENTAL

VIII.	RATES PAYABLE TO CONTRACTOR

	A.	RATES

	B.	MARKUP

	C.	OPERATING GOALS

	D.	WIRE TRANSFER AND RECONCILIATION

IX.	FEES PAYABLE TO UNITED

	A.	RETROACTIVITY PAYMENTS

	B.	PROGRAM FEES

	C.	PAYMENT

	D.	ADDITIONAL PERSONNEL

	E.	GOVERNMENT ASSISTANCE

X.	MAINTENANCE AND FUELING

XI.	U.S. MAIL

XII.	INSURANCE

	A.	INSURANCE TYPES

	B.	30-DAY NOTICE

	C.	ALTERATIONS

	D.	FAILURE TO MAINTAIN INSURANCE

XIII.	LIABILITY AND INDEMNIFICATION

	A.	EMPLOYER’S LIABILITY AND WORKERS’ COMPENSATION

	B.	INDEMNIFICATION BY CONTRACTOR

	C.	INDEMNIFICATION BY UNITED

	D.	CONTRACTOR’S SUPPLIES LIABILITY

	E.	INDEMNITY FOR INFORMATION

	F.	UNITED DEFINITIONS

XIV.	REPORTS

	A.	CLOSE-OUT ENTRIES

	B.	BOARDING INFORMATION

	C.	OPERATING PERFORMANCE

	D.	INSPECTION

	E.	FINANCIAL STATEMENTS

	F.	BENCHMARKING

	G.	GOVERNMENT FILINGS

	H.	COPY OF GOVERNMENT REPORTS

XV.	INDEPENDENT CONTRACTORS AND UNAUTHORIZED OBLIGATIONS

	A.	INDEPENDENT CONTRACTORS

	B.	EMPLOYEES

	C.	UNAUTHORIZED OBLIGATIONS

	D.	CONTRACTOR OPERATED FLIGHTS

XVI.	DEFAULT AND TERMINATION

	A.	OPERATIONS DEFAULT

	B.	COVENANT DEFAULT

	C.	DEFAULT BY CONTRACTOR

	D.	SIMILAR AGREEMENTS

	E.	NON-COMPLIANCE WITH STANDARDS

	F.	CONSEQUENCES OF TERMINATION

	G.	UNITED’S LIQUIDATED DAMAGES

	H.	RESTRICTED ACTIONS

	I.	CALL OPTION

XVII.	ASSIGNMENT, MERGER AND ACQUISITION

	A.	ASSIGNMENT

	B.	MERGER

	C.	ACQUISITION

XVIII.	CHANGE OF LAW

XIX.	TAXES, PERMITS AND LICENSES

	A.	TRANSACTION TAXES

	B.	PAYROLL TAXES

	C.	PERMITS AND LICENSES

XX.	REVIEW

XXI.	JURISDICTION

XXII.	NOTICES

XXIII.	APPROVALS AND WAIVERS

XXIV.	GOVERNING LAW

XXV.	CUMULATIVE REMEDIES

XXVI.	FORCE MAJEURE

	A.	FORCE MAJEURE

	B.	EFFECT ON MARKUP

XXVII.	SEVERABILITY AND CONSTRUCTION

XXVIII.	ACKNOWLEDGMENT

XXIX.	CONFIDENTIALITY

XXX.	RELATED AND THIRD PARTY AGREEMENTS

XXXI.	ENTIRE AGREEMENT

XXXII.	REFERENCES TO TIME PERIODS

XXXIII.	SIGNATURE

APPENDIX A

APPENDIX B

APPENDIX C

APPENDIX D

APPENDIX E

APPENDIX F

APPENDIX G

APPENDIX H

APPENDIX I

APPENDIX J

APPENDIX K

APPENDIX L

APPENDIX M

v

UNITED EXPRESS® AGREEMENT

This Agreement, dated as of July 31, 2003, is between UNITED AIR LINES, INC., a Delaware corporation, with its worldwide headquarters located at 1200 E. Algonquin Road, Elk Grove Township, IL 60007 (“United”), and SkyWest Airlines , Inc., a Utah  corporation, having its principal mailing address at 444 S. River Rd., St. George, Utah 84790 (“Contractor”).

WITNESSETH:

WHEREAS, United holds a Certificate of Public Convenience and necessity issued pursuant to the Federal Aviation Act of 1958 authorizing United to engage in air transportation of persons, property and mail, and is a major airline providing scheduled air service in both national and international markets;

WHEREAS, Contractor is an air carrier holding a Certificate of Public Convenience and necessity issued pursuant to the Federal Aviation Act of 1958 authorizing it to engage in air transportation of persons and property and provides high frequency, short-haul scheduled service in particular regions;

WHEREAS, Contractor is willing to cause one or more of its wholly-owned subsidiaries to perform service on behalf of United;

WHEREAS, United owns various trademarks, service marks, trade names, logos, emblems, uniform designs and distinctive exterior and interior color decor and patterns for its aircraft, including, but not limited to, the service mark United Express (hereinafter referred to individually and collectively as “United Marks” or “Marks”);

WHEREAS, United has entered into agreements with several regional carriers to provide air transportation services under the United Express Mark for city pairs where it is generally uneconomical for United to operate such services;

WHEREAS, United will provide Contractor, pursuant to the terms of this Agreement, a non-exclusive license to use one or more of the United Marks in connection with Contractor’s United Express Services.

NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations hereinafter contained, the parties agree as follows:

I.                                         DEFINITIONS

A.            “Aircraft Used in United Express Service”

means the type and amount of aircraft set forth in Appendix B that are used by Contractor in delivering Contractor’s United Express Services.

B.            “Apollo Services”

means the computerized Apollo Reservations and Ticketing Service (or any similar or substitute service offered by or on behalf of United), which performs flight, hotel, rental car and other travel related services, reservations and ticket issuance functions.

C.            “Carrier Controlled Costs”

means non-station carrier controlled costs and station carrier controlled costs, both as defined on Appendix E.

D.            “Contractor Location”

means any airport terminal facility where Contractor provides Contractor’s United Express Services pursuant to this Agreement and Contractor, but not United, has employees stationed (including any terminal facility where Contractor provides Contractor’s United Express Services pursuant to this Agreement that is different from the terminal facility from which United operates in the same airport).

E.              “Contractor’s United Express Services”

means the services or operations provided and maintained by Contractor or its affiliates in connection with providing scheduled air transportation service as a United Express Carrier and related ground and other services to United and its affiliates pursuant to the terms of this Agreement (including, without limitation, the services required under Article IV).

F.              “Current Aircraft”

means for CRJ-200s, those thirty five (35) aircraft with the oldest lease dates, which were in the Contractor’s United fleet as of approximately April, 2004 and for Turboprops, all aircraft in Contractor’s United fleet as of the Effective Date, as set forth in Appendix B.

G.            “Default”

means, individually or collectively, a Section A Default, a Section B Default, a Section C Default, a Section D Default, or a Section E Default, each as defined in Article XVI.

H.            “Designated Personnel”

means all of Contractor’s employees who provide Contractor’s United Express Services in job classifications requiring direct public contact, including without limitation, all  customer service, ramp service, pilots, and flight attendants.

I.                 “Effective Date”

means January 1, 2003.

J.              “Environmental Laws”

means all federal, state, local and foreign laws and regulations, and airport rules, regulations and policies relating to pollution or the environment, including, without limitation, laws,  regulations and rules relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, the storage, release, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, hazardous substances, petroleum and petroleum products, and aircraft noise, vibration, exhaust and overflight.

K.            “Growth Aircraft”

means those types and amounts of aircraft that are added to Contractor’s Aircraft Used in United Express Service starting in May 2003., as set forth in Appendix B.

L.             “Ground Handling”

means providing services in accordance with United Express Service Standards relating to one or more of the following: (1) customer service ticket counter, (2) customer service gates (3) ground handling ramp, including mail and freight, (4) receipt and dispatch.

M.          “Joint Location”

means any airport terminal where Contractor’s United Express Services are provided and both United and Contractor have employees stationed.

N.            “Marks” or “United Marks”

shall have the meaning set forth in the recitals of this Agreement.

O.           “Pass Through Costs”

means non-station pass-through costs and station pass-through costs, both as defined on
Appendix E.

P.             “Point to Point Aircraft”

means turboprop aircraft operated by Contractor that fly between the Point to Point City Pairs set forth in Appendix L and as mutually agreed by both parties according to Article IV.A.1.a.iv.

Q.           “Program Fees”

shall have the meaning set forth in Article IX

R.            “United Rates”

shall have the meanings set forth in Article VIII

S.             “Related Agreements”

shall have the meaning set forth in Article XXX

T.             “Revenue Passenger”

means each passenger traveling on aircraft operated by Contractor in connection with Contractor’s United Express Services who holds a ticket (electronic or otherwise), flight coupon, voucher or other form of document that (i) entitles that passenger to board an aircraft of Contractor and (ii) is issued pursuant to or in connection with a published or unpublished fare.  Passengers traveling on a purchased ticket (including ID50 airline industry reduced rate tickets), wholesaler voucher, or voucher issued as denied boarding compensation, shall be considered to be Revenue Passengers.  In addition, each passenger traveling on a free ticket as (or as part of) a Mileage Plus® award or a free ticket issued in conjunction with a two-for-one fare or other similar fare established by United, shall be considered  a Revenue

Passenger.  A passenger traveling on any other type of free or service charge-based ticket, including, but not limited to, a site inspection ticket, or wholesaler compensation ticket, any travel agent or wholesaler traveling on a positive space or space available ticket, and any employee of United, Contractor or any other carrier traveling on either a positive space or space available ticket, shall not be considered a Revenue Passenger.   Each Revenue Passenger shall be considered when calculating any monthly incentive payment.

U.             “Supplemental Aircraft” or “Supplemental Growth Aircraft”

means those CRJ-200 aircraft newly added to Contractor’s Aircraft Used in United Express starting in December 2003

V.            “Support Services”

means those activities set forth in Article III which are related to the operation of airline services except during flight.

W.        “Termination Date”

shall mean, with respect to the Article II specified aircraft types and ground operations, the applicable expiration, removal, or cancellation dates set forth in Article II.

X.            “United Express Carrier”

means an air carrier that has been contractually given a non-exclusive license to use one or more of the  United Marks in connection with providing air transportation service to United pursuant to an agreement between United and such air carrier.

Y.             “United Express Best Practice Operating Performance”

means for each of the four operating metrics outlined in Article VIII Paragraph C, the straight average of the twelve operating performance metrics generated by taking the best performing metric of all United Express Carriers in each month over a calendar year (whether the number be the highest or lowest) .

Z.             “United Express Service Standards” or “Service Standards”

means the procedures prescribed by United that describe United’s approved standards, policies, requirements and procedures for various activities relating to the provision of air transportation services.   These Service Standards are provided in Appendix I.

AA. “United Location”

means any airport terminal facility where Contractor and United both have operations and United, but not Contractor, has employees stationed.

BB.   “United’s Actual Cost”

means any and all costs  and expenses actually incurred by United, not including any markup by United, any allocation of administrative or overhead expenses,  and any administrative service charge imposed by United.

II.                                     SCOPE, TERM, AND CONDITIONS

A.            SCOPE

The scope of this Agreement extends to Contractor’s United Express Services between the city pairs authorized by United from time to time using the type and amount of Contractor’s aircraft that are authorized by United from time to time.

B.            TERM

This Agreement is effective as of the Effective Date and shall terminate with respect to the  particular aircraft and number of aircraft, and Ground Handling for those respective aircraft, as set forth below:

1.               Regional Jets Term.  Regional Jet (“RJ”) Current Aircraft and RJ Growth Aircraft, including any options thereon executed by United, will be divided into three (3) tranches of 28, 28 and 29 aircraft, respectively (“RJ Tranches”).  The term of this Agreement for (a) the first RJ Tranche, which shall consist of the 28 RJ aircraft having the earliest lease expiration dates, will expire ****, (b) the second RJ Tranche of 28 RJ aircraft will expire on ****, and (c) the third RJ Tranche, which shall consist of the 29 RJ aircraft having the latest lease expiration dates, will expire on ****.  Upon expiration of this Agreement for each RJ Tranche, and if United and Contractor do not thereupon extend the term of this Agreement  for such RJ Tranche, then ramp down of the aircraft for such RJ Tranche out of the terms and conditions of this Agreement will take place gradually over the one year following termination, in equal increments of aircraft in the RJ aircraft tranche per month.

2.               TurboProps Term.  Subject to the following provisos of this paragraph, this Agreement shall expire for each turboprop aircraft (“TurboProp”) at the end of Contractor’s current individual lease term for each such aircraft, and Contractor will ensure that a fleet of turboprops is maintained, as outlined in Appendix B.  However, in addition to the foregoing, Contractor will continue to operate turboprops incremental to Appendix B as mutually agreed in the existing point to point markets as outlined in this Agreement.  Subject to the foregoing, the term of this Agreement on all turboprops will terminate on the earlier of their respective individual lease terms and ****.

3.               Ground Operations Term.  The term of this Agreement for all Ground Handling (the “Ground Operations Term”) shall terminate two (2) years after the Effective Date unless the parties agree to one or more extensions; provided, however, that after the first 12 months of the Ground Operations Term, United may terminate the Ground Operations Term upon 90 day’s written notice given at any time during the term of this Agreement, such termination to be applicable, at United’s discretion, to all Ground Handling, Ground Handling at one or more stations, or specific categories of Ground Handling at one or more stations.

C.            CONDITIONS

1.               Renewal Option.  Upon expiration of this Agreement, for each RJ Tranche and for each TurboProp, United may renew the term hereof for each RJ Tranche aircraft and for each TurboProp for an additional term of five (5) years, on the then existing terms and conditions, upon one(1) year’s prior written notice prior to the end of such term.

2.               Pre- and Post-Petition.  Contractor and United agree to waive all pre- and post-petition claims related to the United Express Agreement between Contractor and United in effect before the Effective Date of this Agreement, including any and all revenue related to prorate markets.

3.               Pilot Consideration for 70-seat Regional Jet Employment for Furloughed United Pilots.  Contractor acknowledges that United has been required to furlough some of its pilots over the past several years.  As additional consideration, Contractor has agreed to provisions outlined in Letter Number 03-22, “Job Opportunities for Furloughed United Pilots” between United and the Air Line Pilot Association dated August 21, 2003, the express terms of which are incorporated herein by reference. United retains the right to recall furloughed pilots hired by Contractor. Should United decide to recall aforementioned pilots within 18 months of any pilot’s Contractor hire date, United will reimburse Contractor for Contractor’s pilot prorated training costs of **** per CRJ pilot and **** per turboprop pilot, prorated by the number of months remaining until that pilot’s eighteen (18) month anniversary as compared to the full cost over eighteen (18) months. Each such reimbursement shall be made, through the Airline Clearing House, by the end of the calendar month during which such pilot is recalled by United.

D.            BANKRUPTCY PROVISION FOR SKYWEST UNITED EXPRESS AGREEMENT

Except as provided in this paragraph, United’s obligations under this Agreement shall be allowable post-petition, administrative expense obligations of United’s bankruptcy estate under Section 503 of the Bankruptcy Code. If United rejects or breaches this Agreement, Contractor shall have, subject to objection as provided below, allowed post-petition administrative expense claims as provided in the Bankruptcy Code.  In addition, and notwithstanding the foregoing, this Agreement shall be terminated upon the happening of either of the following events: (i) United fails to confirm a plan of reorganization (the “Plan”) in its Chapter 11 bankruptcy case (the “Case”) under which United continues to operate as an airline, and thereafter discontinues all flight operations, or (ii) the Case is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code and as a result thereof United suspends or discontinues flight operations.  In the event of such termination, United shall be deemed to have breached the Agreement as of the Effective Date of such termination (the “Breach Date”) and Contractor shall have, subject to objection as provided below, allowed administrative expense claims (the “Claims”) (a) for any obligations of United under this Agreement arising before the Breach Date, provided, however, that this administrative expense claim shall be limited to actual services rendered at the contract rate and shall not include any claim for future damages or lost profits resulting from such termination, (b) for any amounts, contractually obligated as of the Breach Date, paid by Contractor for which Contractor has not been previously reimbursed by United (i) to United Express passengers, (ii) under interline and clearinghouse agreements and (iii) to Contractor’s United Express employees and (c) for any sums Contractor is liable to third parties in connection with the manufacture, purchase, lease or financing of aircraft undertaken as part of Contractor’s commitments under this Agreement and maintenance equipment and spare parts associated with such aircraft , including, but not limited to, deposits, down payments, prepayments and financing and similar fees; provided, however, that Contractor shall take commercially reasonable actions to mitigate its damages from termination of this Agreement.  All of Contractor’s obligations to United under the Agreement shall immediately terminate as of the Breach Date.   Any party in interest, including United, shall retain the right, during the normal claims objection process, to object to the amount (but not the administrative claim character or priority) of any claim filed by Contractor.  In addition, subject to Contractor’s rights of setoff and recoupment under Section 553 of the Bankruptcy Code, Contractor agrees to refund to United any amounts prepaid on account of services to be performed after the Breach Date.

III.                                 SUPPORT SERVICES AND FACILITIES

A.            GENERAL

1.               Support Services.

United and Contractor will provide Support Services and facilities to the extent and in the manner set forth in the subsequent provisions of this Article III.  All such Support Services and facilities set forth in this Article III will be furnished only with respect to Contractor’s United Express Services.

2.               Approval of Support Services.

United reserves the right to approve or disapprove the implementation of any Support Services or facilities offered to Contractor for Contractor’s United Express Services by any third party at any location.  Such approval shall not be unreasonably withheld.

B.            SPECIAL SUPPORT SERVICES

In addition to other services to be made available to or provided to Contractor pursuant to this Agreement, and as summarized in and in accordance with Appendix C (Ground Handling) and Appendix D (Contractor Support Services), United agrees that it or its designees will provide and Contractor agrees to use the following services and facilities for Contractor’s United Express Services,  whether provided by United or its designee:

1.               Use of the United Designator Code.  All scheduled air transportation provided by Contractor as a part of Contractor’s United Express Services will be displayed by United in Apollo Services, the Official Airline Guide (“OAG”) and all other computerized reservations systems where United and United Express flights appear, using the appropriate United designator code, “UA” or “UA*,” and a flight number within a range of flight numbers assigned by United.

2.               Use of Apollo Services. In selling and providing Contractor’s United Express Services, Contractor will only use Apollo Services, including United’s automated check-in, United’s ticketing (including United’s electronic ticketing service, E-TicketSM) and boarding passes, advance seat reservation system and United’s automated baggage tag printing and baggage tracing systems.

3.               Participating in United’s Mileage Plus® Program. At United’s discretion, all passengers with paid tickets traveling on a flight segment included in Contractor’s United Express Services, whether or not in conjunction with a United flight segment, will be awarded mileage credits for United’s Mileage Plus Program or any other frequent flyer program as specifically approved by United.  Contractor shall not participate in the frequent traveler program of any other carrier in connection with Contractor’s United Express Services, unless otherwise mutually agreed in advance and in writing between United and Contractor.  United has sole discretion concerning decisions relating to accrual or redemption of award travel on Contractor’s United Express flights.  In addition, United will bear the cost of providing redemption travel and receive all revenue and benefits from the sale of frequent flyer credits (e.g. miles) related to Contractor’s United Express service.

4.               Use of United Ticket Stock, Baggage Tags and Ticket Wallets. In selling air transportation of passengers and property, both on-line and off-line, Contractor will use only United passenger ticket stock (except for e-tickets), ticket wallets and baggage tags in connection with Contractor’s United Express Services.  Unless otherwise agreed, United will provide to Contractor all United passenger ticket stock, United airway bills, United cargo bills and other shipping documentation for all Contractor’s United Express Services, and United will provide to Contractor ticket wallets and baggage tags for Joint Locations and United Locations only; provided that such quantities do not exceed reasonable levels. Contractor shall reimburse United, at United’s Actual Cost, for all documentation requested by Contractor. Ticket wallets, baggage tags and other passenger processing documents approved by United will be acquired by Contractor for all Contractor Locations through a supplier designated by United.  Contractor shall be required to convert to the use of different ticket wallets, baggage tags and other passenger processing documents upon 60 days’ prior written notice to Contractor by United.

5.               Credit Card Sales and Rejects; Bad Checks. Contractor will use only credit-industry or airline-industry standard credit card vouchers and receipts in connection with credit card sales for tickets, cargo, excess baggage or other services on Contractor’s United Express Services.  United will be responsible for all credit card discount fees and credit card reject fees for tickets and vouchers written by United and Contractor for passage or freight in connection with Contractor’s United Express Services; provided that Contractor complies with United’s credit card acceptance procedures outlined in United’s Customer Service Policies and Procedures; otherwise Contractor will reimburse United for the expenses of such discount fees and credit card rejects.  Contractor will take appropriate legal and disciplinary action against any Contractor employee, who fraudulently abuses United’s Customer Service Policies and Procedures.

6.               Denied Boarding.  In the event of voluntary or involuntary denied boardings, Contractor shall make a good faith effort to rebook United Express customers on the next available flight operated by one of United’s code share partners, such as US Airways, or a Star Alliance partner, provided that the routing is logical and does not materially inconvenience the customer.

7.               Contractor is required to provide to United, upon written request from United, specific station information regarding the weight restrictions and aircraft limitations, which could result in denied boardings.  Such requests shall be made by United’s Revenue Management Department (WHQIM) and responses from Contractor shall be provided within two (2) weeks of such request.  However, United reserves the right to bill Contractor, and Contractor shall reimburse United, for denied boarding expenses resulting from weight restrictions resulting from Contractor’s failure to provide the requested information within the prescribed time period, or other operational circumstances caused directly by Contractor’s failure to respond to such requests in a timely manner.

8.               Ticket and Baggage Handling Fees. All ticket handling, baggage handling and other service charges and fees assessed by carriers other than United relating to Contractor’s services (including, but not limited to, Contractor’s United Express Services) will be absorbed directly by United.

9.               Customer Service Training. On a schedule, at a place, to an extent, for a number of persons, and in a manner determined by United, United will provide training for Contractor’s instructors that United deems sufficient to permit Contractor’s instructors to be able to provide and train others in the delivery of customer services for Contractor’s United Express Services.  Contractor will have no obligation to pay United for such training.  Contractor agrees to adhere to the United Express Service Standards as outlined in Appendix I for all Customer Service of d Express flights.

C.            COMMUNICATIONS

1.               Telephone and Data Lines. United, at its expense, will provide and maintain or arrange for the provision of reservations telephone lines connecting the cities served by Contractor in connection with Contractor’s United Express Services with United’s Reservations Centers.  United, at its expense, will establish, operate and maintain or arrange for the provision of the data circuits from Contractor’s airport ticket offices and other selected locations linking the United-approved data processing equipment at those locations with Apollo Services.  United, at its expense, will also provide and arrange for Contractor’s SOC Communication with Apollo Services.  United will determine, at its sole discretion, the necessity and feasibility of installing all such communications equipment.  All other telephone expenses, such as Contractor’s long distance expenses shall be borne by Contractor as a station operating expense.

2.               Protection of Circuits. Contractor will take all necessary precautions to protect the data circuits provided for Contractor’s use pursuant to this Agreement by United or its designee.

D.            RESERVATIONS

1.               Reservations Functions. United agrees to provide, at its expense, the following reservations functions for Contractor’s United Express Services:

a.               Telephones for answering reservations calls, providing information regarding schedules and fares, making bookings and providing other services normally associated with airline reservations services in accordance with United’s established procedures.

b.              Providing personnel so that telephone calls are answered at a service level determined by United.

c.               Answering all calls terminating on specified telephone lines as United or United Express, at United’s option.

d.              To the extent practicable, re-accommodating and notifying passengers of confirmation on United, Contractor and other airlines and clearance from wait-lists.

e.               Reviewing and processing inbound prepaid ticket advices.

f.                 Providing reservations services to the hearing impaired via a special telephone number during normal business hours.

2.               Apollo Services Activities. Contractor agrees to use Apollo Services for the following activities for Contractor’s United Express Services, which are to be provided by United:

a.               Establishment, maintenance, display and change of passenger name records (“PNRs”).

b.              Confirmation of passenger reservations against seat inventory on Contractor’s United Express Services and United’s scheduled flights and on other airlines  for whom flight availability is maintained in Apollo Services.

c.               Maintenance of seat availability for Contractor’s United Express Services scheduled flights.

d.              Transmission of availability status messages (“AVS”) for Contractor’s United Express Services scheduled flights to other airlines with which United has an agreement in accordance with Standard Industry Passenger Procedures (“SIPP”).

e.               Process inbound reservations messages received from ARINC, Incorporated. addressed to Contractor.

f.                 Routing of all inbound messages received from ARINC, other than as stated in Article III.D.2.d above, to a computer message queue.

3.               CRS Fees. Computer Reservations System fees (“CRS Fees”) charged to Contractor as a result of passengers booked on Contractor’s United Express will be passed through to United without markup and subject to invoice audit by United.  As soon as possible, but at United’s reasonable discretion, United shall pay such CRS fees on behalf of Contractor.

4.               Travel Agent Commissions. United will be responsible for all travel agent commissions charged in connection with the sale of tickets or other services on Contractor’s United Express Services.

E.              OPERATIONS

1.               Scheduled Service Update. Contractor will provide accurate updates of its flights’ planned and actual departure and arrival times (including updates of irregularities) in Apollo Services as soon as the planned flight schedule is changed and the flight departs and arrives or  experiences an irregularity.  Specifically, this includes updating the out, off, on and in times for the aircraft within 15 minutes of the occurrence of each event.  In the event of flight delays, cancellations or other schedule irregularities affecting Contractor’s United Express Service flights, and as soon as information concerning such irregularities is available, Contractor shall update Apollo Services to reflect such information and, when requested by United, notify the designated United organization.  For delayed flights, Contractor shall provide updates to Customers and Apollo in no less than 15-minute intervals. For purposes of this Agreement, such scheduled and actual departure and arrival and irregularity information shall be known as “FLIFO.”  United will notify Contractor in writing as soon as practicable after United determines that Contractor has failed to update FLIFO in a timely and accurate manner.  If Contractor fails ten (10) times in any consecutive thirty (30) day period (the “FLIFO Threshold”) to update FLIFO in a timely and accurate manner as soon as it becomes evident to Contractor that a schedule deviation shall take place, then upon notification by United to Contractor, Contractor shall pay United damages of Five Hundred Dollars ($500.00) for each occurrence over and above the first ten (10) occurrences during such thirty (30) day period regardless of who ground handles Contractor’s United Express.  United agrees to bill Contractor any amount owed under this Section within ninety  (90) days after the end of each calendar ninety (90) day period during which Contractor has exceeded the FLIFO Threshold.  Such damages shall be United’s exclusive remedy for Contractor’s non-compliance with this paragraph and may be collected by setoffs against other amounts owed by United to Contractor hereunder.

2.               No Flight Dispatch Duty. Contractor will be solely responsible for, and United will have no obligations or duties with respect to, the dispatch of Contractor’s flights.  For the purposes of this Article III, the term “dispatch” will include, but will not be limited to, all planning of aircraft itineraries and routings, fueling and flight release.

3.               Compliance with Statutes. Contractor represents, warrants and covenants that all air transportation services performed by it pursuant to this Agreement or otherwise will be conducted in full compliance with all applicable statutes, orders, rules and regulations, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over Contractor’s operations, including, but not limited to, the Federal Aviation Administration (“FAA”) and the Department of Transportation (“DOT”).  Contractor’s compliance with such governmental statutes, orders, rules and regulations will be the sole and exclusive obligation of Contractor and United will have no obligation, responsibility or liability, whether directly or indirectly, with respect to such matters except as otherwise expressly provided herein.  Contractor will comply during the term of this Agreement with the United/United Express Safety Standards, as described on Appendix H.

4.               Weather Information Service. From time to time and upon the request of Contractor or its flight crews, United will furnish Contractor’s flight crews with such U.S. Weather Bureau information or data as may be available to United; provided that (i) in furnishing any such weather information or data to Contractor, neither United nor its employees or agents will be responsible or liable for the accuracy thereof and, (ii) any and all costs or expenses associated with such weather information or data are Carrier Controlled Costs and will be paid by Contractor.

5.               Flight Interruption Manifests.  Contractor shall use United FIMS to rebook customers who are denied boarding on any United Express flight.  Contractor’s Customer Service employees shall rebook the customer based on the ticketed class of service.  If Contractor’s employees upgrade the customer inappropriately, United will bill Contractor for the incremental cost of the upgrade.   Contractor shall use reasonable best efforts to rebook customers on United code share (e.g., US Airways) or Star Alliance partner flights provided it does not materially inconvenience the passenger.

6.               Diversions.  United will pay Contractor under the terms of this Agreement for all Contractor United Express diverted flights that are completed within four hours of the scheduled arrival time.  The cost of busing will be borne by the Contractor at all times and is not reimbursable by United.   Contractor will use its best efforts to assure that no bus segment exceeds 120 air miles as defined in the Apollo mileage database.  If a diverted flight is not completed within such four hour time frame, United will pay Contractor for the originally scheduled departure provided that both of the following conditions apply (i) the diversion is outside of the control of Contractor and (ii)  the destination airport was open for FAR Part 121 flights at the time of departure and forecasted to be open at the time of arrival.  Contractor will pay for any repositioning costs, which costs shall not be reimbursable by United. Upon request by United, Contractor and United agree to meet to discuss opportunities to reduce the number of Contractor diversions and costs associated with such diversions.

7.               Ground Delay Program. Except for those flights operated as a Point to Point aircraft, Contractor will participate in United’s ground delay program, which stipulates that United may request Contractor to cancel, and Contractor shall cancel, flights to free ATC slots at a hub when the FAA or United’s Station Control Center has initiated a Ground Delay Program (“GDP”).  For each flight cancellation requested by United as part of the GDP, United shall pay Contractor the amount that it would otherwise pay had such flight not been canceled, reduced by fuel maintenance and landing fee costs that would have otherwise been incurred by completing the canceled flight.  United will reimburse Contractor for the following costs per rates forth in Appendix E:  (1) Pilots, (2) Flight Attendants, (3) Training, (5) RON-Remain Over Night, (6) Interrupted trip expense, (8) Crew scheduling, (9) Dispatch/Flight operations center.  All payments will be based upon the scheduled block hours and departures for such scheduled flights.  No payments will be made for Pass-Through rates in these categories.  The Ground

Delay Program will not affect payments in the following three reimbursement categories:  Fixed & Overhead (Aircraft), Fixed & Overhead (non-Aircraft) and One-Time Costs.

8.               Significantly Delayed Flights. In the event that Contractor operates more than 10 flights a month at (a) more than three (3) hours late from the scheduled departure time with a revenue passenger load factor of less than 25%, OR, (b) more than two (2) hours late with zero revenue passengers, Contractor shall not be reimbursed for such flight (e.g. flight segment will be excluded from the monthly operating statistics used in calculating payments to Contractor).  However, the exclusion from operating statistics for a flight made under subparagraph (a) above, shall not apply for those flights that are requested to be flown by United or must be repositioned  for scheduled service .

9.               Station Operations Center (“SOC”). At United’s request, Contractor will provide adequate staffing in the United Airlines SOC of each designated hub city.  If the sum of the number of departures ground handled and flown in any single hub city exceeds a monthly average of 100 per day, Contractor will, at United’s request, provide a full-time SOC representative.  Such staffing will be provided during all normal hours of operation.  If the sum of the number of daily departures ground handled and flown does not exceed 100 per day, then Contractor will provide a point of contact and make a representative available on an “as needed” basis.

F.              STATION SUPPORT SERVICES

1.               United will provide or cause to be provided to Contractor, at United’s expense, certain support services at the United Locations and Joint Locations as set forth on Appendix C.  United shall have the right to add, delete or otherwise modify Appendix C after one year from the Effective Date if United provides Contractor with ninety days’ prior written notice.  United agrees to reimburse Contractor only for any incremental facility related expenses incurred by Contractor as a result of a United requested location change under this paragraph 1.  Such incremental facility expenses will be Pass Through Costs to United without markup and will be reconciled as part of the normal monthly reconciliation of Pass Through Costs.  At Contractor Locations, Contractor will provide or cause to be provided at least those services and facilities set forth in Appendix D.  All such station support services will be provided as of the Effective Date.

2.               When Contractor is ready to make use of such access, United will provide to Contractor, for its United Express Carrier operations at Los Angeles International Airport (“LAX”), non-exclusive access to and use of the remote passenger processing facility and related ramp space that United has at LAX for United Express Carrier operations.  Use and space will be allocated in a manner that seeks to meet the reasonable needs of all involved United Express Carriers.  United will provide passengers transportation between this remote facility and the main terminal where United is located.

3.               Contractor agrees to handle Ground Handling operations for any other United Express Carrier, at United’s reasonable request.  Contractor will allow United, another United Express Carrier, or any other 3rd party, to handle its Ground Handling at any non- hub station at United’s reasonable request.

G.            TARIFFS AND SCHEDULE PUBLICATION

1.               General.

a.               United shall have the sole right and power to establish and modify, from time to time, the fare/rate classes and fare/rate levels (including through fares) and fare/rate descriptions for all

Contractor’s United Express Services in the city pairs served by Contractor under this Agreement, in a manner consistent with pricing (including joint fares) established by United.  United shall comply with applicable governmental regulations pertaining to public disclosure of fares, rates,  rules, and tariffs, and shall pay for any fines or civil penalties incurred by Contractor as a result of violations by United thereof, and for the cost of defense of such claims of violations including the cost of defending or negotiating the terms of a consent order or decree.

b.              For those markets set forth on Appendix L, Contractor shall have the right and power to establish and modify, from time to time, the fare/rate classes and fare/rate levels for all Contractor’s United Express Services in those markets in a manner consistent with pricing (including joint fares) established by Contractor, subject to United’s concurrence that a modification will not adversely affect Contractor’s services in such markets or the United Express service or brand.  Contractor shall comply with applicable governmental regulations pertaining to public disclosure of fares, rates and rules tariffs.

2.               Passenger Fare Tariffs.

a.               United shall be entitled to 100% of the fares and prorates received by United or Contractor in connection with any fares attributable to passengers who travel on Contractor’s United Express Services, except fares attributable to passengers who travel between the city pairs described on Appendix L.  All passenger fare tariffs published for Contractor’s United Express Services shall be included as part of United’s tariffs.

b.              Contractor shall notify the Airline Tariff Publishing Company or any successor company performing the same or equivalent services (“ATPCO”) that United is authorized to supply, modify or withdraw such rates with ATPCO.  United may file changes to such fares from time to time with ATPCO as UA fares.

3.               Air Freight and Mail Rates.

a.               For all markets operated by Contractor under this Agreement, United shall have the sole right and power to establish and modify from time to time all air freight and cargo rates and mail rates covering mail, general commodity, Small Package Dispatch™ (SPD) and priority air freight shipments and all other air transportation services (other than mail delivery) for Contractor’s United Express Services in these markets.  All such airfreight rates for Contractor’s United Express Services shall be included as part of United’s airfreight and cargo rates tariffs.  Contractor shall notify ATPCO that United is authorized to supply, modify or withdraw such rates with ATPCO.

b.              For those markets serviced by Contractor pursuant to this Agreement, except those markets described by the city-pairs on Exhibit L, Contractor shall, on or before the Effective Date, furnish to United all of Contractor’s air freight and cargo rates covering mail, general commodity, small package and priority air freight shipments and all other air transportation services for Contractor’s United Express Services in these markets.  As of the Effective Date, all such air freight rates for Contractor’s United Express Services shall be included as part of United’s air freight and cargo rates tariffs.  Contractor shall notify United promptly of all its air freight rates and any changes thereto, and hereby authorizes United to include such rates in its tariffs and to file such rates with ATPCO on Contractor’s behalf. Contractor shall notify ATPCO that United is authorized to supply, modify or withdraw such rates with ATPCO.  Upon thirty (30) days’ prior written notice, United may require Contractor to pay United for United’s actual costs for such tariff filings.  Contractor shall only be responsible for paying for those tariff filings made after the expiration of said thirty (30) day notice period.

c.               United shall be entitled to 100% of the fares and prorates received by United or Contractor in connection with any fares attributable to mail or freight shipped on Contractor’s United Express Services, except for fares and prorates attributable to mail or freight shipped by Contractor on between the city pairs described on Exhibit L.

4.               Timetables. United will reflect Contractor’s United Express Services in computerized reservations systems, United’s internal reservations system and joint city timetables as UA flights, and Contractor’s United Express Services flight connections to United will be listed as UA connections.  United will provide information such that references in computerized reservations systems, United’s internal reservations system and joint city timetables to Contractor’s United Express Services will also contain notations indicating that such services are performed by Contractor as an independent contractor under the appropriate United Marks.  A similar notation will be made by United in the OAG or any successor publication commonly used by the airline industry for the dissemination of schedule information.  Such notations shall comply with all applicable regulations of DOT.

H.            SALES SETTLEMENT

1.               Payments to United. Contractor will wire transfer to United an amount equal to Contractor’s Total Net Sales Receipts collected at all Contractor Locations.  “Total Net Sales Receipts” equals total gross sales receipts for all passenger tickets, airway bills, cargo bills, mail fees, reimbursement for operational denied boarding and other tickets issued by Contractor for Contractor’s United Express Services (less refunds thereon paid out by Contractor), collected by Contractor during the applicable period.  The frequency of the wire transfer will be once a month, on the first Tuesday of every month, for all Total Net Sales Receipts collected during the preceding month.  Contractor’s wire transfer will be made by 11:00 a.m. local time, St. George, Utah, to the following bank account:

Bank One
1 Bank One Plaza
Chicago, Illinois 60670
ABA No.:  071000013
Credit To:  United Airlines Special Account # 51-67795
Reference:  SkyWest

Contractor will also require its employees and agents to forward to United, on a daily basis, all auditors ticket coupons, airway bills, cargo bills, lift documentation, reports, exchange orders and refund detail issued by Contractor in connection with Contractor’s United Express Services during the previous day in accordance with the sales and reporting procedures specified by United.

2.               Set Off Amounts. In addition to the terms of Article VIII and the other provisions hereof, but subject to the terms of Article XIII, the payment for transportation furnished by Contractor may be reduced in order to set off:

a.               amounts owed by Contractor to United for:

i.                  actual loss of revenue resulting from a failure on the part of Contractor to properly effect a sale pursuant to United’s Customer Service Policies and Procedures applicable to the sale of tickets;

ii.               fraudulent, grossly negligent or erroneous acts of employees of Contractor which cause United to suffer a loss;

iii.            Any Program Fees specified in Article VIII;

iv.           the currently effective industry standard rate of commission settlement under ATC Resolution 5.60 for tickets issued under such resolution for the markets referenced on Appendix L;

v.              unreported sales on United tickets assigned to Contractor;

vi.           refunds for interrupted flights or failures to carry out Contractor services made on United refund documents; and

vii.        any ATPCO tariff filing fee pursuant to Article III.G;

b.              Such other adjustments as may be mutually agreed to by the parties from time to time; and

c.               Any other amounts owed by Contractor to United.

United will provide Contractor with supporting documentation for such intended adjustments.  Contractor shall have the right to object to any such adjustment by providing United with written notice of its objection, together with supporting documentation, within 90 days after its receipt.  United agrees to negotiate in good faith with Contractor to resolve all such disputes within 90 days after its receipt of Contractor’s notice to United.

3.               Modified Procedures. United and Contractor by mutual written agreement may establish alternative or modified passenger sales procedures to accommodate tickets and exchange orders issued by air carriers which are not participants in the Airline Clearing House, Inc (“ACH”).

4.               Audits. United or an outside 3rd party contracted by United, may conduct on-site audits, from time to time, of (i) tickets, air way bills, cargo bills, exchange orders, refunds and other records relating to sales and refund activity pertaining to Contractor’s United Express Services and (ii) all financial records related to Contractor’s United Express Services pertaining to the calculation of the Pass Through costs related to Contractor’s United Express Services; provided that such audits do not unreasonably interfere with Contractor’s business.

I.                 ADVERTISING AND PROMOTIONS

1.               Travel Certificate Program. United will allow Contractor to accept, and Contractor agrees to accept, United/United Express Amenities, Promotional Discount(s) and/or Free Travel Certificates on Contractor’s flight segments, whether or not in conjunction with a United flight segment.

2.               Right to Advertise Using Marks. To the extent Contractor is licensed to use the Marks, Contractor may in its capacity as a United Express Carrier and at its sole expense, with no reimbursement from United, use the Marks to advertise Contractor’s United Express Services.  However, any and all such advertisements using one or more of the United Marks will identify United as the owner of those United Marks (including in any state company name registrations required of Contractor), and to the extent that any Mark is registered, will so specify.  Notwithstanding the above, no advertisement, solicitation, document or other material using any United Mark will be published or otherwise promulgated without United’s prior inspection and approval.  No advertising that relates in any way to United, United Express or Contractor’s United Express Services will be placed by Contractor with an outside advertising agency unless United has given its prior consent regarding copy, layout and the specific media plan.  In addition, where United has agreed to share the costs of any such advertising, Contractor will obtain the prior consent of United regarding the funds to be expended for such advertising.

3.               Prior Approval of United. Contractor agrees that it will not use (or attempt to register) any United trade name or service Mark, including, but not limited to, the names “UNITED AIR LINES, INC.,” “UNITED AIRLINES,” or “UNITED,” or United’s logo in any advertising, or other document or material without first obtaining United’s prior approval of each such use.

J.              AUTOMATION

1.               Use and Protection. Contractor will use internal United Apollo Services automation.  Contractor agrees to comply with and abide by all terms and restrictions imposed by United on the use of Apollo Services and associated Automation Equipment, as defined below.  Contractor agrees that all instructions, procedures and manuals provided by United in connection with Contractor’s use of Apollo Services and Automation Equipment (“Automation Information”) are and will remain the property of United.  Contractor acknowledges that Apollo Services contains software, which is confidential and proprietary information of United or its affiliates (such as Galileo International) or any successor thereto.  Contractor further agrees that it will not (or cause any third party to) duplicate, copy or otherwise reproduce any such software or Automation Information or furnish or disclose any such software or Automation Information to any other party or to Contractor’s employees other than such employees who have a need to know and who are aware of and understand the confidential and proprietary nature of the software and Automation Information.

2.               Installation and Training. United shall install or cause to be installed a minimum of one terminal plus associated equipment for printing messages, data, air tickets, boarding passes and baggage tags (“Automation Equipment”) at Contractor’s airport locations and selected administrative locations.  United will determine, in the exercise of its sole discretion and judgment, the necessity and feasibility of installing and upgrading Automation Equipment, so long as the quantity and quality of Automation Equipment installed at Contractor’s airport locations are sufficient to permit Contractor to satisfy the standards for Contractor’s United Express Services under this Agreement.  Any and all modifications, enhancements, improvements or developments pertaining to the Automation Equipment, or other new related technology, may be made available to Contractor by United, in its sole discretion, under terms and conditions to be determined by United on a case-by-case basis.  United will train Contractor’s instructors, as applicable, in the proper use of Apollo Services and Automation Equipment as described in the Customer Service/Reservations Handbook or any other related United guidelines. Contractor agrees to establish a training program with internal instructors.  Only qualified personnel who have satisfactorily completed a United prescribed training program will be permitted to operate any Automation Equipment (hereinafter “Designated Users”).  United may, at its discretion, monitor or test the proficiency level of Designated Users.  If United determines that any Designated User’s proficiency levels are insufficient for the proper use of the Automated Equipment or Apollo Services, then Contractor must arrange for such Designated User to undertake any further training which United determines necessary to bring such Designated Users to the desired proficiency level.

3.               Standards of Use.

a.               To maintain an effective interconnection between Apollo Services and the Automation Equipment and to prevent misuse thereof, Contractor agrees that Apollo Services and the Automation Equipment will be used and operated (a) in strict accordance with operating instructions provided by United or its affiliates in the Customer Services Policies and Procedures, United’s Computer Security

Regulations (Series 5-18), and any other related United or affiliate guidelines, and (b) solely for the performance of the specific business functions designated by United.  Any undesignated business use and all non-business uses are strictly prohibited.  Prohibited uses include, but are not limited to, personal messages, servicing subscribers, travel agencies, or any other third party, training any other party or any other use designated as prohibited in the Apollo Services Manual.  Contractor will maintain a list of all employees and agents who have access to Apollo Services and their assigned file numbers and passwords.  United may at any time deny access to Apollo Services to any employee of Contractor if such employee is found by United to have abused Apollo Services or the Automation Equipment.  Contractor will take all precautions necessary to prevent unauthorized operation or use of Apollo Services and the Automation Equipment.

b.              Contractor will not alter or change the Apollo Services display as provided by United or its affiliate without the written consent of United. Contractor may not provide Apollo Services or its database to any other person or entity without the written consent of United.

c.               Except as expressly permitted in this Agreement or other written agreement with United, Contractor will not cause any Apollo Services (including, but not limited to, its software, data bases, intellectual property, and customer information) to be used (as a basis for any software development or otherwise), commercially exploited, copied, redistributed, retransmitted, published, sold, rented, leased, marketed, sublicensed, pledged, assigned, disposed of, encumbered, transferred, or otherwise altered, modified or enhanced, without the express written permission of United.

d.              Contractor will not engage in any speculative booking or reservation of space for any airline, hotel, rental car company, or any other vendor’s service or product available through Apollo Services.

4.               Maintenance, Repair and Modification.

a.               United will provide or cause to be provided to Contractor repair and maintenance services required for the Automation Equipment at United’s expense.  To maintain an effective interconnection between the Automation Equipment and Apollo Services and to preserve the functional integrity of the Automation Equipment, neither Contractor nor any third party, other than a third party designated by United, will perform or attempt to perform maintenance, repair work, alterations or modifications, of any nature whatsoever, to the Automation Equipment.  Contractor will provide free positive space travel on Contractor’s flights for United’s Computer Terminal Technicians or replacements when such travel is for the purpose of repairing Apollo Services or any Automation Equipment.

b.              Contractor will reimburse United for the costs of any such repairs or maintenance attributable to Contractor’s willful misconduct, gross negligence, or persistent, negligent acts or omissions.

c.               United or its designee will have the right to enter upon any Contractor location during Contractor’s business hours for the purpose of monitoring Contractor’s operation of the Automation Equipment and Apollo Services, inspecting the Automation Equipment, performing such repairs or maintenance as may be necessary or removing the Automation Equipment; provided, however, that United will not during the course of such monitoring, inspection, repair, or removal unreasonably interfere with Contractor’s business.

5.               Downtime. United will notify Contractor of any scheduled or pre-announced downtimes of Apollo Services.

6.               No Warranty; Release.

a.               United makes no warranty, express or implied, including, without limitations, any implied warranty of merchantability or fitness for a particular purpose with respect to the Automation Equipment or Apollo services.

b.              Contractor hereby waives and releases United and its affiliates, and their successors from any and all other obligations and liabilities and all rights, claims and remedies of contractor against United or its affiliates, express or implied, arising by law or otherwise, due to any defects, errors (including, without limitations, any errors in reservations availability records), malfunctions or interruption of service to Apollo Services or the Automation Equipment, including any liability, obligation, right, claim or remedy in tort, and including any liability, obligation, right, claim or remedy for loss of revenue or profit or any other direct, indirect, incidental, special or consequential damages.

7.               Ownership and Liens. It is understood and agreed that: (i) all Automation Equipment will remain the sole property of United; (ii) Contractor will not remove any identifying marks from any Automation Equipment; (iii) Contractor will not subject the Automation Equipment to any lien or encumbrance; and (iv) Contractor will return the Automation Equipment to United immediately upon the termination of this Agreement.

K.            OTHER SUPPLIES

Contractor will pay United for United’s Actual Cost of all forms, documents, papers and supplies which are required in the normal course of Contractor’s United Express Services under this Agreement and which are furnished by United or its designated vendors including; provided, however, that United absorb the cost of:

1.               Baggage tags and ticket wallets at Joint Locations and United Locations, and

2.               Passenger ticket stock, city timetables, United airway bills, United cargo bills and other shipping documentation at Contractor Locations, United Locations and Joint Locations.

L.             CONTRACTOR ASSISTANCE

Contractor will furnish United with all information in Contractor’s possession or that can be reasonably produced by Contractor that United may require to carry out the services and functions contemplated by this Article III.

IV.                                AIR SERVICES TO BE PROVIDED BY CONTRACTOR

A.            AIRCRAFT TO BE USED

1.               Aircraft Types. Unless otherwise agreed by United, Contractor will provide Contractor’s United Express Services, in accordance with its United Express Schedule as referenced in Article IV.B.1, and as amended from time to time in accordance with the terms of this Agreement, using the type and amount of aircraft set forth in Appendix B.  The aircraft will be scheduled, taking into account heavy scheduled maintenance requirements and the spare ratio indicated in Article IV.A.2 below, unless otherwise outlined in Appendix B.  Contractor will also provide United Express Services between “Point-to-Point” city pairs, which are identified in Appendix L, and as amended from time to time in accordance with the terms of this Agreement.

a.               In accordance with the terms and conditions of this Agreement, Contractor is authorized to fly the following aircraft under Contractor’s United Express Services:

i.                  35 CRJ-200 Current Aircraft;

ii.               15 CRJ-200 Growth Aircraft, which Contractor shall cause to be delivered by December 31, 2003 as per Appendix B;

iii.            30 CRJ-700 Growth Aircraft, which Contractor shall cause to be delivered by June 30, 2005 as per Appendix B

iv.           5 CRJ-200 Supplemental Aircraft, which Contractor shall cause to be delivered by January 31, 2004 as per Appendix B.  At any time prior to August 31st, 2003, Contractor has the right to cancel its delivery obligation to United of these five aircraft. At any time after January 1st, 2005, Contractor has the option to terminate its obligation to fly any or all of these five (5) Supplemental Aircraft provided it provides United  at least 90 days written notice, and provided United does not respond to such notice within 15 days of being notified by Contractor that United requires Contractor to maintain operation of aforementioned aircraft for the life of this Agreement.

v.               Turboprop Aircraft as outlined on Appendix B.  to expire at the end of Contractor’s lease obligation with respect to each such aircraft .. Contractor may continue to operate additional TurboProp Aircraft under United and Contractor’s existing Pro-Rate relationship as mutually agreed by parties. This agreement on all turboprops (Pro-Rate and United risk TurboProp Aircraft) is expected to conclude no later ****.

vi.           Options on another 87 CRJ-200 aircraft and CRJ-700 aircraft with a mix and delivery schedule to be agreed by Contractor and United.

b.              Any Aircraft Used in United Express Service by Contractor pursuant to this Article IV.A will bear those United Marks which are expressly designated by United, whether included on Appendix A or otherwise established by United. Technical specifications covering aircraft colors, schemes, United Marks and other elements of the exterior and interior aircraft decor will be provided to Contractor by United.  Except as provided herein, Contractor will have all aircraft used to provide Contractor’s United Express Services painted and decorated with the exterior and interior color decors and patterns specified by United at Contractor’s sole expense.  In accordance with the technical specifications referenced in this Article IV.A.1, Contractor will be responsible for maintaining all of its aircraft.  Contractor is permitted to operate one (1) CRJ-700 from Contractor’s United Express fleet as a white tail aircraft.  In addition, Contractor is permitted to operate no more than 10% of all CRJ-200 (50 seat aircraft) in Contractor’s United Express fleet as a white tail aircraft.

c.               In addition to the use of the United Marks on its aircraft, Contractor will use and display a suitable sign or insignia on the exterior of such aircraft that identifies Contractor as the operator of the services being provided pursuant to this Agreement. The use and display of each such sign or insignia will be subject to the prior written approval of United as to its nature, size and location on Contractor’s aircraft.

d.              Aircraft Communications Addressing and Reporting System –ACARS.   Contractor is required to have ACARS on all its United Express fleet with the exception of those TurboProp Aircraft, that did not have ACARS as of June 1, 2003.  ACARS shall be installed on all of Contractor’s Regional Jet aircraft by December 31, 2004

2.               Spare Aircraft. In addition to the aircraft referenced in Article IV.A.1 above, if requested by United, Contractor will use reasonable efforts to arrange for and make available for its use such spare aircraft as are required to effectively maintain Contractor’s United Express Services.  Pursuant to this agreement, a spare aircraft shall be provided such that the ratio of “aircraft in schedule” divided by “aircraft in fleet” shall not exceed 0.933 for TurboProp Aircraft and 0.95 for Regional Jets. This is equivalent to one spare for every fifteen (15) TurboProp Aircraft and one (1) spare for every twenty (20) Regional Jet aircraft.

3.               Mark Change. United may from time to time change the Marks to be used for United Express Carriers.  At any time during the term of this Agreement, and in the sole discretion of United, Contractor may be required to use such new or different Marks, external color decors and patterns on its aircraft as United may determine and to discontinue use of old Marks.  Upon written notice from United, which will include the specifications for any such changes in Marks or exterior or interior aircraft decor and patterns or uniform designs, Contractor will effect such changes in accordance with the schedule mutually agreed to by the parties.  United will pay all costs incurred in complying with the requirements established in this paragraph.

4.               Substitute Aircraft.  Notwithstanding the above, in the event Contractor is unable to operate a particular scheduled frequency with an aircraft bearing United Marks or a generic aircraft allocated to United, Contractor will notify United of such event and the circumstances of Contractor’s inability to so operate and Contractor will be permitted to operate an aircraft bearing different elements of aircraft exterior decor than those specified above.  If such operations extend beyond a continuous forty-eight (48) hour period, Contractor must seek and obtain United’s approval for such aircraft substitutions; provided that if Contractor purchases or leases a used aircraft which does not contain appropriate United Marks, Contractor will notify United and Contractor may operate such aircraft without United’s Marks for up to 60 days after the date of purchase or lease of such aircraft by Contractor.

B.            SCHEDULES AND CHARTERS TO BE OPERATED BY CONTRACTOR

1.               United Express Schedule.  Commencing on the Effective Date of this Agreement, Contractor will provide Contractor’s United Express Services in the markets mutually agreed upon by Contractor and United.    Subsequently, United will provide at least sixty (60) days notice of any planned schedule changes.  United may under extraordinary circumstances provide less than sixty (60) days notice on city pairs to be served, which Contractor shall use reasonable efforts to accommodate.   For any new cities, Contractor and United will determine a mutually viable ramp-up plan for implementation of service.

2.               United Schedule Consent Required.  United may adjust Contractor’s schedule from time to time subject to (i) a minimum of sixty (60) days’ prior written notice to Contractor, and (ii) compliance with any regulatory requirements with respect to service to affected airports.  Contractor will ensure that any of its requests for changes in the use by Contractor of the “UA” or “UA*” code on future routes or in the flight frequencies or city pairs, or any of them, as operated or served by Contractor (whether necessitated by altered connections, operating experience or other reason) must be submitted to United at least ninety (90) days prior to the effective date of such change.  All such changes must be approved in advance by United.  The requests for such changes, and the approvals thereof, must be made in writing, by mail, facsimile, telegram, telecopy or other electronic message transmittal.  If upon review of Contractor’s request, the parties mutually agree to make a Contractor requested change, and the automation equipment needed to implement the change is available, then such change will be made as soon as reasonably practicable within such ninety (90) day period. Within the operating capability of the aircraft used by Contractor, as described in Article IV.A, and subject to the provisions with respect to changes in city pairs as provided above, Contractor will comply with all requests by United to increase, decrease or in any other way adjust or terminate the flight frequencies or city pairs, or both, as operated and served by Contractor pursuant to this Agreement.

3.               Adverse Impact Concurrence Required. For Point to Point markets under Article IV.A.1.(ii), Contractor may operate its scheduled air service as a United Express Carrier only with United’s prior written consent, which consent may be withdrawn at any time by United upon ninety (90) days’ prior written notice to Contractor.  United hereby gives its consent for Contractor to operate as a United Express Carrier in such markets that are set forth in Appendix L.  However, Contractor will have the right to modify and change the frequency or level of service for its United Express Carrier flights in the Article IV.A.1.(ii) markets; provided, that Contractor will ensure that it acquires United’s written concurrence that such changes by Contractor in the flight frequencies or level of service do not adversely affect Contractor’s United Express Services or the United Express brand.  In all such cases of Contractor change, Contractor will pay for any and all personnel, equipment, supplies, facilities or materials, which United determines, from time to time are reasonably necessary to meet United’s obligations under Contractor’s United Express Services.  Contractor will notify United of changes to its fares and schedules for the Appendix L markets only as necessary to facilitate the input of such information into tariffs, computerized reservations systems, the OAG, and like administrative tasks.  Notwithstanding any other provision herein to the contrary, United reserves the right to require that the service in any present or future Point to Point City Pair be reduced or terminated under the United Express program.

4.               Charter.  Contractor shall be prohibited from providing charter flights in any aircraft used in Contractor’s United Express Services, without the prior written consent of United, which consent shall not be unreasonably withheld. Contractor shall be permitted to retain all revenues from such approved charters. However, Contractor agrees to pay United **** use of any chartered aircraft covered under this Agreement. In the case of each such charter, Contractor hereby agrees that it will not (and it will not permit others to) operate, promote or otherwise market the charter under the United Express name, the UA or UA* designator code or any other United Marks or identification (excepting only the unavoidable use of United Express liveried aircraft and permanent airport signage).  Contractor shall provide written notice to United of any charter flight using aircraft used in Contractor’s United Express Services prior to the later of (i) the thirtieth day prior to the date of such charter flight or (ii) five business days after Contractor’s receipt of the request for such charter flight.  Contractor agrees not to provide any charter flight using aircraft used in Contractor’s United Express Services if United provides written notice to Contractor stating that United elects to require that Contractor not provide such charter flight, so long as Contractor receives United’s notice prior to the fifth business day after United’s receipt of Contractor’s notice or prior to the third business day after United’s receipt of Contractor’s notice only for any notice United receives within ten (10) business days prior to intended charter flight.

5.               Changes Input to Reservations Systems.  Changes to Contractor’s schedules as set forth in this Article IV.B and which otherwise are in accordance with the terms and conditions of this Agreement will be submitted by Contractor for input into United’s internal reservations system and computerized reservations systems.  At no time may Contractor make any changes to flights operated by United or any other carrier.

6.               Operating Commitment. Contractor agrees to operate Contractor’s United Express Services to provide air transportation services scheduled pursuant to this Article IV.B (as modified from time to time) throughout the term of this Agreement.

C.            INVENTORY

1.               United will have the sole right to use, set and control availability, levels and use of all seat inventory for the Aircraft Used in United Express Service.  United will take all revenue and inventory risk and will maintain inventory and pricing responsibility. Contractor is prohibited from providing positive space leisure travel, or any other confirmed leisure travel that requires removal of a seat from inventory, to any person other than the people outlined in Appendix K, on Contractor’s United Express flights without the prior written consent of United. All positive space and leisure travel must be ticketed on United approved ticket stock with Contractor’s full IATA serial and ticketing numbers. Positive space travel is permitted for Contractor’s and United’s employees for actual business purposes, including deadheading flight crews, and for Contractor’s employees and eligible in emergency situations only.  Contractor may not issue positive space business travel to anyone other than Contractor’s own employees. If in any way, Contractor issues tickets in violation of this provision in any form, within two (2) years of each such violation, Contractor may be billed via the ACH, and Contractor will pay United, the full unrestricted fare for the class of service provided on such route for any such inappropriate ticketing.    Contractor also agrees to comply with all rules and regulations for positive space and space available travel as outlined in the Related Agreements.

2.               In the case of Point-To-Point City Pairs, as referenced in Appendix L, Contractor will set seat inventory levels for Aircraft Used in United Express Service and will retain all revenue and inventory risk and will maintain inventory and pricing responsibility.

D.            FLIGHT CREWS TO BE USED

1.               Flight Crew.  Aircraft Used in United Express Service will be operated with crews consisting of a captain or pilot, and a first officer or co-pilot.  All such crew members will at all times meet all currently applicable governmental requirements, as such requirements may be amended from time to time during the life of this Agreement, and will be fully licensed and qualified for the services that they perform hereunder.  In addition, each of Contractor’s captains will hold a current Airline Transport Pilot Certificate and all Flight Crews to be used in Contractor’s United Express Services must be qualified to fly between all city pairs on the Effective Date of this Agreement.  Crew members will also meet all requirements imposed by the insurance policies that are to be maintained pursuant to Article XII.

2.               Flight Attendants. Contractor’s flight attendants will at all times possess all necessary training and meet all currently applicable governmental requirements, as such requirements may be amended from time to time during the life of this Agreement.

E.              INFLIGHT SALES

Contractor may, at United’s request, be required to sell beer, liquor and other goods on flights included in Contractor’s United Express Services.  Any additional advertising, goods or services Contractor would like to sell are subject to United’s approval.  Contractor agrees that such in-flight sales shall be conducted in a manner consistent with in-flight sales provided on United’s flights.  Contractor will be solely responsible for the direct costs associated with such in-flight sales and shall be entitled to all revenues generated from such in-flight sales from beer, liquor, and sales commissions from SkyMall. Should the revenues and sales commissions from aforementioned goods and services not exceed the direct costs and United continue to request such goods and services (provided, such goods and services are incremental to goods and services offered on Contractor’s United Express Service as of the date of this Agreement), United will reimburse Contractor for the difference between the sum of all revenues and sales commissions received by Contractor and the direct costs associated with such in-flight sales.    United reserves the right to rescind approval for SkyMall sales at any time. If United rescinds approval for SkyMall sales, Contractor will exit any pursuant contracts as soon as allowed under the provisions of Contractor’s current agreements with SkyMall or any related party as of the Effective Date of this Agreement.

V.                                    OPERATING RESTRICTIONS

A.            UNITED EXPRESS OPERATIONS ONLY

Other than pursuant to this Agreement, Contractor shall not, and it shall ensure that its subsidiaries do not directly or indirectly, engage or attempt to engage, on its or their own behalf or on behalf of a third party, in the business of providing air transportation, marketing or code share relationship at any of United’s Hubs (DEN, IAD, LAX, ORD, SEA, SFO).  However, Contractor may fly to the aforementioned United Hubs under code share or marketing relationships with another carrier as a spoke service from another carriers’ hubs provided that such spoke services shall not exceed in total for each market that involves a flight from another carrier’s hub to a specific United hub a total of  six (6) arrivals per day. United will consider wholly at its own discretion market by market exemptions to this clause on a case-by-case basis.

B.            NO OPERATION OUTSIDE AGREEMENT

Without the prior written consent of United, Contractor will not use any of the services or facilities (excluding maintenance service or facilities) afforded to Contractor by United to provide air transportation or related services to other carriers or affiliates of Contractor without the consent of United. Under no circumstances will Contractor or its affiliates be permitted to operate aircraft bearing the United Marks in city pairs other than those specified by United pursuant to Article IV, without the prior written consent of United, other than charters operated as provided in Article IV.B.4. Contractor will not, without United’s prior written consent, permit any third party, whether under a lease arrangement or otherwise, to operate any aircraft bearing the United Marks.

C.            SEVERABILITY AND REMEDY

1.               If the restrictions set forth in Article V.A or V.B or V.C or any part thereof should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.  If any time, scope or territorial limitation is deemed to be unreasonable by a court of competent jurisdiction, then Contractor agrees and submits to the reduction of either said time, scope or territorial limitation to such a time period, scope or area as said court shall deem reasonable.  If the Contractor shall be in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such breach or breaches should occur.

2.               Contractor acknowledges that United has no adequate remedy at law and would be irreparably harmed were Contractor to breach or threaten to breach the provisions of Article V.A or V.B or V.C hereof and, therefore, agrees that United shall be entitled to injunctive relief to prevent any breach or threatened breach of Article V.A or V.B or V.C hereof, and to specific performance to the terms of Article V.A or V.B or V.C in addition to any other legal or equitable remedy it may have.  Contractor also agrees that it shall not raise the defense that United has an adequate remedy at law in any equity proceeding involving it relating to Article V.A or V.B or V.C hereof.  Nothing in this Agreement shall be construed as prohibiting United from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

VI.                                LICENSE

A.            GRANT OF LICENSE

Contractor will conduct all operations described in Article IV.B, and any additional operations undertaken by subsequent amendment hereto, under the Marks set forth in Appendix A or other Marks designated by United pursuant to this Article VI.A and subject to Article IV.A.4.  In consideration for the services to be provided by Contractor under this Agreement, United hereby grants to Contractor, upon the terms and conditions herein contained, a nonexclusive, nontransferable right and license to use the United Marks, and Contractor hereby undertakes the obligation to use the licensed United Marks in connection with the services to be rendered by Contractor under this Agreement; provided, however, that at any time during the term of this Agreement, United may alter, amend or revoke the license hereby granted and require Contractor’s use of any new or different Marks in conjunction with the air transportation services provided hereunder as United may determine in the exercise of its sole discretion and judgment.

B.            TERMS AND CONDITIONS GOVERNING LICENSE

1.               United Marks. Contractor hereby acknowledges United’s ownership of the United Marks, further acknowledges the validity of the United Marks and agrees that it will not do anything in any way to infringe or abridge United’s rights in its marks or directly or indirectly to challenge the validity of the United Marks.

2.               Service Standards. Contractor agrees that, in providing services under this Agreement in conjunction with one or more of the United Marks, it will comply with all service quality standards prescribed by United (“United Express Service Standards or Service”).  United Express Service Standards include, but are not limited to, United standards for (a) aircraft types, as referenced in Article IV.A, (b) customer service, as set forth in United’s Customer Service Policies and Procedures, (c) minimum customer service training requirements consistent with United’s customer service practices and procedures, (d) in-flight amenities and service, (e) aircraft appearance, (f) Ground Handling duties, in accordance with Article VI.B.3, (g) United/United Express safety programs (and Contractor will enter into any agreements relating to such programs that are similar to those offered to other United Express Carriers), (h) any other quality control measures designated by United, as such standards may be prescribed by United from time to time and (i) customer problem resolution (“CPR”).  As necessary, United will provide training to Contractor’s designated instructors pursuant to the requirements of United’s Customer Service Policies and Procedures; provided that United will at its expense provide a trainer and materials, and United agrees that the Service Standards prescribed by it will not be unreasonable in light of the facilities and aircraft available to Contractor.  United will have the right, from time to time, to inspect Contractor’s United Express Services to determine if they conform to the United Express Service Standards. If United determines that Contractor is not in compliance with the Service

Standards United will notify Contractor and Contractor will promptly rectify any such noncompliance.  Failure on the part of United to conduct such inspections will not relieve Contractor of its obligations to conform to the Service Standards.  If Contractor fails to comply with any part of the Service Standards and such failure is not corrected as soon as practicable (and, in any event, within 30 days) after Contractor’s receipt of written notice of such failure from United, then United may, at its discretion, restrict or eliminate Contractor’s pleasure travel privileges, or suspend Contractor’s authority to serve city pair markets, or impose any other nonexclusive remedy, including breach of contract, or other remedies available to United.   Other non-exclusive remedy would include, requiring Contractor to bear costs in excess of normal guidelines.  The United Express Service Standards are outlined in Appendix I, and may be changed by United upon notice given from time to time.

3.               Aircraft Ground Handling Procedures. Contractor agrees that in providing Contractor’s United Express Services, it will conform to all of its Aircraft Ground Handling Procedures.  As used herein, Aircraft Ground Handling Procedures include, but are not limited to, procedures for (a) deicing, (b) handling and (c) other aircraft servicing measures, as such procedures may be prescribed by Contractor from time to time.  Contractor agrees that all Aircraft Ground Handling Procedures prescribed by it will be established in compliance with all applicable federal, state, local and industry regulations as well as any additional procedures which United may prescribe from time to time.  Contractor will obtain any and all necessary federal, state, local and regulatory approvals of such Aircraft Ground Handling Procedures.  Once all necessary approvals are obtained, Contractor will provide a copy of its Aircraft Ground Handling Procedures to United.  At each Joint Location and United Location, as necessary, Contractor will train United employees in the requirements of Contractor’s Aircraft Ground Handling Procedures; provided that Contractor will provide a trainer and materials and United will pay all other expenses incurred by its employees in connection with such training.   However, Contractor agrees to adhere to the United Express Service Standards outlined in Appendix I for all Ground Handing of their United Express flights.

4.               Liability for Operations. Nothing in this Article VI.B is intended to nor will be construed so as to relieve Contractor of any liability or to impose any liability on United for Contractor’s United Express Services by virtue of any of United’s rights under Article VI.B.2 or Article VI.B.3, whether exercised or not.

5.               Non-Exclusivity.  Nothing in this Agreement is intended nor will be construed to give Contractor the exclusive right to use the United Marks, or to abridge United’s right to use or to license the Marks, and United hereby reserves the right to continue use of the United Marks and to license such other uses of such Marks as United may desire.

6.               Reversion of Marks. Upon termination of this Agreement for any reason, the right to use herein granted for the United Marks will immediately revert back to United, and Contractor will have no right to use such Marks in any way.  Further, Contractor will, at its sole cost and expense immediately upon termination of this Agreement, remove all United Marks from its aircraft, its other vehicles, the uniforms of its personnel, its facilities and from any and all other places or things controlled or formerly controlled by Contractor.

C.            INFRINGEMENT

United will, at its expense, defend, indemnify, release, protect, save and hold Contractor, its officers, directors, agents and employees harmless from and against any and all liabilities, damages, expenses, losses, claims, demands, suits, fines or judgments, including but not limited to attorneys’ and witnesses’ fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to or be recovered from Contractor as a result of any third-party claim that the use by Contractor of any United Mark in accordance with the terms of this Agreement infringes a registered trademark or service mark of any third party in the United States, and will pay all costs, damages and attorneys’ fees that a court finally awards as a result of such claim.  To qualify for such defense and payment, Contractor must (i) give United prompt written notice of any such claim and (ii) allow United to control the defense of the claim and all related settlement negotiations and fully cooperate with United in its defense of the claim and the conduct of any settlement negotiations.  United’s obligation hereunder is conditioned on Contractor’s agreement that if any Mark becomes, or in United’s opinion is likely to become, the subject of such a claim, Contractor will not dispute that United, at its option, may either procure the right for Contractor to continue using such Mark or to replace or modify such Mark so that it becomes non-infringing.  This Article VI.C states United’s entire obligation to Contractor regarding infringement or the like.

VII.                            ADDITIONAL UNDERTAKINGS

A.            BULK PURCHASES

Each party may assist the other in obtaining goods and services useful to the other party, including, without limitation, fuel, uniforms, supplies and ground equipment, in a more economical manner.  If United identifies opportunities for cost savings as a result of bulk purchasing on behalf of Contractor, Contractor is obligated to participate in the new cost saving initiative.  If United identifies Carrier Controlled cost savings, United and Contractor agree to share the savings.   If United identifies Pass Through cost savings, United will retain the entire benefit.   If Contractor identifies Pass Through Cost savings, United and Contractor will share the savings.

B.            FUEL

United, by or through it’s subsidiaries, agents or affiliates, shall have the option to procure fuel and fuel services for or on behalf of Contractor.  Contractor agrees to assist United, its subsidiaries, agents or affiliates in identifying fuel or fuel service procurement opportunities, to provide data or analysis pursuant thereto, and to enter into agreements for the provision of said fuel or fuel services, including any provisions therein, at the direction of United.  United shall use its best efforts to accommodate any operational or other requirements of Contractor related to fuel or fuel services procured for or on behalf of Contractor.

C.            PURCHASE BY UNITED OF PASS THROUGH COST ITEMS

1.               Pass Through Purchase Rights. United reserves the right to assume the responsibility for purchasing products and services to be used as  Pass Through Cost items under this Agreement by Contractor.

2.               Station Rent as a Pass Through. All station rent shall be considered a Pass Through expense. Contractor agrees that it shall not enter into any lease extension or new long-term lease agreement or any other new contract (not in effect as of the date of this Agreement) that binds Contractor to any given facility for longer than the term outlined in Article II Paragraph B 3 without the expressed, written consent of United. United agrees that approvals for agreements that involve additional space shall not be unreasonably withheld provided such space requests by Contractor conform to United’s standards on space and facilities required to manage the level of Contractor operations at any given station.

D.            UNIFORMS

Contractor, at its own expense, shall pay for and require all of its Designated Personnel and other employees of Contractor who are visible to the public to wear Contractor approved uniforms while performing Contractor’s United Express Services as outlined in Appendix I.

E.              PASSES AND REDUCED RATE TRAVEL

Each party will comply with the terms of a separate agreement between them under which are granted to the employees of the other party certain passes and reduced rate pleasure travel privileges.  However, United has the right to retain all revenue generated from reduced rate travel, including companion passes, both on United and United Express operated flights.

F.              SIGNAGE

As of the Effective Date, Contractor will display signage advertising its operations as a United Express Carrier at all Contractor Locations and at those Joint Locations specified by United.  All signage must be approved by United prior to its use by Contractor, and Contractor shall be responsible for the cost of all acquisition, installation and maintenance of all such signage. However, should United decide to rebreed or change signage requirements beyond the standards that existed on the Effective Date of this Agreement, United agrees to pay the incremental costs associated with signage changes as a Pass Through Costs not subject to Markup.

G.            ENVIRONMENTAL

1.               With respect to all matters that relate to or may affect the environment, Contractor agrees to conduct its operations in a prudent manner, taking reasonable preventive measures to avoid environmental liabilities, including, without limitations, measures to prevent unpermitted releases to the environment.

2.               Contractor agrees, at its own expense, to conduct its operations in compliance with all Environmental Laws, including all environmental rules, regulations, and policies dictated by the applicable airport authority, including ensuring its employees are trained in the procedures required to meet all Environmental Laws.

3.               To the extent associated with Contractor’s activities (including those of its agents), Contractor shall be responsible, and will indemnify United, for any and all environmental liabilities, including, without limitation, any penalties or costs associated with any enforcement action, airport authority action, or private claim, any remediation or restoration costs, any investigation costs, legal or environmental consultant costs, or any property damage costs.

4.               For any leased areas that are jointly operated by both Contractor and United, the following additional provisions apply.

a.               Contractor shall ensure its own activities comply with Environmental Laws, which may include, when appropriate, coordination with United, such as to identify spill prevention procedures for any shared equipment.  If any tanks for ground support equipment (“GSE”) fueling are shared, both parties must ensure the fuel complies with the sulfur concentration limitations required under Section 211(g) of the Clean Air Act, and its implementing regulations at 40 CFR Part 80, (including any amendments, revisions, or succeeding statues and regulations), and provide documentation if requested.

b.              Except for de minimis amounts, Contractor shall promptly notify United’s facility Environmental Coordinator of any spills or leaks of hazardous substances, including petroleum substances, and provide copies of any written reports provided to the applicable agencies and airport authorities.

c.               Contractor shall provide copies of any notices of violations for environmental compliance received from any environmental agency or airport authorities.

VIII.                        RATES PAYABLE TO CONTRACTOR

A.            RATES

As agreed by United and Contractor and effective on July 1, 2003:

1.               Consideration.  For and in consideration of the transportation services, facilities and other services to be provided by Contractor hereunder, the right of United to (i) control all aspects of inventory as described in Article IV.C, (ii) receive and retain all air fares, cargo rates and mail charges received by Contractor and United, and (iii) receive and retain all other revenue received by Contractor and United as provided in this Agreement, and other valuable consideration provided under this Agreement, United shall pay Contractor specified Carrier Controlled Costs (together with “Markup” as defined at Article VIII B) and specified Pass Through Costs for the Reimbursement Categories as detailed in Appendix E for each aircraft type.

2.               Definitions.  Contractor and United agree to the definitions for both Carrier Controlled and Pass Through Costs in Appendix E. Contractor is responsible for any and all other costs necessary to operate the aircraft covered under the terms of this Agreement in accordance with the United Express Service Standards. United is not responsible for any other costs not specifically covered in this Agreement.

3.               Reimbursement Categories.  The Pass Through Costs and Carrier Controlled Costs are grouped by “Reimbursement Categories” for each aircraft type. Within each Reimbursement Category, are specific kinds or types of expenses as outlined in Appendix E.

4.               Unit Rate.   Each Reimbursement Category, whether the costs are Pass Through Costs or Carrier Controlled Costs, is expressed in terms of one or more “Unit Rates.”  The Unit Rates express the basic measurement and constitute the driver of costs for each Reimbursement Category.  Each Reimbursement Category has specific Unit Rates as outlined in Appendix E.

5.               Annual Adjustment Factors.  Effective as of each anniversary of the Effective Date, Contractor and United agree to increase or decrease all Carrier Controlled Costs, excluding, with respect to Aircraft Used in United Express Service, aircraft lease payments determined under Generally Accepted Accounting Principles (with respect to leased aircraft), interest payments on aircraft acquisition indebtedness, and depreciation taken in accordance with Generally Accepted Accounting Principles (for Contractor owned aircraft) (such lease and interest payments, and depreciation are referred to collectively herein as “Contractor’s Aircraft Ownership Costs”), within the Reimbursement Categories for the ensuing contract year by an amount equal to the then applicable Carrier Controlled Costs multiplied by the applicable “Annual Adjustment Factors” set forth on Appendix E.  Rates shall be adjusted in accordance with the procedures set forth in Appendix E.  Except as expressly provided in this Agreement, the parties do not want to implement, and have not provided for, any additional rate changes, rate negotiations or rate setting process.  For example, if as of the anniversary of the Effective Date, for the Completed Block Hours Reimbursement Category, the rate is **** and the annual adjustment factor ****, then the annual Carrier Controlled Cost element effective as of such the anniversary of this Agreement shall be ****.

6.               Rate Re-set.  Contractor and United agree to re-set all United Rates for Carrier Controlled Costs, excluding Contractor’s Aircraft Ownership Costs, to take effect on January 1, 2008.  At that time, Unit Rates (not to include Markup or Annual Adjustment Factors), will be re-set to reflect Contractor’s actual costs in 2007.  ****. In anticipation of this re-set, Contractor will also provide, on an annual basis, actual cost detail in a format to be determined by United and will be subject to detailed audit and/or benchmarking per Article XIV.F.  The rate reset process shall be complete by March 31, 2008 and shall be retroactive to Jan 1, 2008.

7.               Commercially Reasonable Efforts.  Contractor agrees to use commercially reasonable efforts to control its Carrier Controlled Costs and Pass Through Costs.  Failure to use commercially reasonable efforts to control Pass Through Costs shall be deemed as negligence on the part of the Contractor and may subject such costs to rejection of payment by United, in which event Contractor waives its rights to reimbursement of the applicable Pass Through Cost items.  The parties agree to discuss any failure by Contractor to use reasonable efforts to control costs.

8.               Aircraft Ownership Cost.

a.               Current.  Contractor’s Aircraft Ownership Costs on Current Aircraft will be reimbursed by United, plus a Markup (assuming an operating performance at the “B” level), but will not be subject to the application of any Annual Adjustment Factors.

Growth and Supplemental.  Subject to the provisions in Article VIII Paragraphs A.8 and A.9 and Article VIII Paragraph B.5, Contractor’s Aircraft Ownership Cost on Growth Aircraft and on Supplemental Aircraft will be reimbursed by United plus a Markup.

b.              For CRJ-200 Growth Aircraft delivered during 2003, ****

d.              For CRJ-700 Growth Aircraft delivered during 2003, ****

e.               ****

9.               ****

10.         Ground Station handling. With the exception of ground station activities outlined in Article VIII, Paragraph A 11, for all departures ground handled by Contractor, whether operated by Contractor or operated by another United Express Carrier, United shall pay contractor those rates outlined in Appendix J for the appropriate station and equipment type as outlined in Appendix J. For the calculation of fixed cost Ground Station handling rates, at the beginning of each year and then again by June 30th, Ground Station fixed costs rates will be established for the following six months by the methodology in the following two sentences. For each station, where there are turboprop operations, the

Ground Station fixed cost rate for Turboprops in Appendix J will be added to the weighted average of the CRJ fixed cost rate, which shall be calculated by multiplying the Ground Station fixed cost rate for the CRJ 200 in Appendix J, by percentage of CRJ 200 scheduled number of departures compared to the total number of CRJ departures and adding the result generated by multiplying the Ground Station fixed cost rate for the CRJ 700 in Appendix J, by percentage of CRJ 700 scheduled number of departures compared to the total number of CRJ departures. For each station, where there are no turboprop operations, the Ground Station fixed cost rate will be the weighted average of the CRJ fixed cost rate, which shall be calculated by multiplying the Ground Station fixed cost rate for the CRJ 200 in Appendix J, by percentage of CRJ 200 scheduled number of departures compared to the total number of CRJ departures and adding the result generated by multiplying the Ground Station fixed cost rate for the CRJ 700 in Appendix J, by percentage of CRJ 700 scheduled number of departures compared to the total number of CRJ departures. Each Reimbursement Category, whether the costs are Pass Through Costs or Carrier Controlled Costs, is expressed in terms of one or more “Unit Rates.”  The Unit Rates express the basic measurement and constitute the driver of costs for each Reimbursement Category.  Each Reimbursement Category has specific Unit Rates as outlined in Appendix J.

11.         Ground Station handling of other United Express Carriers.  To the extent United has any contract in place, which obligates it to pay another United Express Carrier for ground handling services performed by Contractor, United will not be liable to pay Contractor for those variable departure rates outlined in Appendix J only for those departures handled by Contractor for aforementioned United Express Carrier.  United will also not be liable to pay Contractor for that portion of fixed costs and Pass Throughs per station determined by the multiplying the percentage of departures handled by Contractor for another United Express Carrier (as compared to total departures handled by Contractor at that station) by the amount of fixed cost and per month and Pass Throughs for that station outlined in Appendix J.

B.            MARKUP

For each calendar month that this Agreement is in effect, United will pay to Contractor a fee (“Markup”) that is determined as follows:

1.               Contractor’s actual measured performance in four areas, including (a) on-time performance, (b) controllable flight completion rate, (c) baggage handling, and (d) customer repurchase intent, will each be assigned a grade (A, B, C, or D) by reference to the table on Appendix F.  Each such graded category will carry a weighting as outlined in Appendix F in making the Markup calculation.

2.               Carrier Controlled Costs will then be allocated into actual costs expended by Contractor for each aircraft type and for station carrier controlled costs.

3.               The percentage of the amount of each allocated category determined pursuant to paragraph 2 above will then be multiplied by the percentage assigned at Appendix E to each grade that is given pursuant to paragraph 1 above.

4.               The sum of the products obtained pursuant to paragraph 3 above will be the Markup for the calendar month for the applicable calendar month.

This Markup is intended to represent “B-level” performance against Contractor’s Monthly Operating Goals (excluding aircraft ownership) and will be paid in accordance with the Monthly Incentive Payment program as detailed below in Article VIII.C.

5.               Markup on Five (5) Supplemental Aircraft.   ****

C.            OPERATING GOALS

For each calendar month and for Contractor’s entire United Express operations, Contractor’s actual Performance Level shall be measured with respect to each of four Operating Goals.  To establish the Markup to be applied hereunder, add together the four applicable Markup Points (percentage figures) associated with the relevant Performance Metrics set forth on Appendix F , yielding a sum that is designated as the Total Markup Factor. Multiply the Total Markup Factor by the total aggregate Carrier Controlled Costs for the month in question, and the resultant amount is designated as the Markup as detailed in Appendix F.

1.               Operating Goals Methodology.  Contractor’s Monthly Operating Goals for the calendar year will be established using the predetermined methodology set forth below and will take effect on January 1 of each year.  All goals and adjustments used to create these goals will be calculated using two (2) decimal points.

On a metric by metric basis, for calendar years when United’s Mainline performance (defined as performance for United Airlines’ domestic flights, weighted by departures) is better than United Express Best Practice Operating Performance

a.               Contractor’s On-Time Zero (“On-Time Zero or On-Time”) Operating Goal is calculated as equal to United’s Operating Mainline Performance (United Airlines’ domestic flights, weighted by departures), adjusted down 4.00 percentage points then adjusted for regional differences. Regional differences will be accounted for by taking the resulting goal generated by the previous sentence and multiplying that number by the quotient of the weighted average of United Mainline On Time Zero performance for the hubs in which Contractor operates (weighted by Contractor hub departures) and the United Mainline System On Time Zero Performance (performance for United Airlines’ domestic flights, weighted by departures).

b.              Contractor’s Controllable Flight Completion (“Controllable Completion” or “Controllable Flight Completion”) Operating Goal is equal to United’s system-wide Mainline Operating Performance (United Airlines’ domestic flights, weighted by departures) for its own operation adjusted downward by 1.00 percentage points.  Controllable Flight Completion excludes cancellations due to weather, Air Traffic Control (“ATC”) cancellations, requests by United to cancel flights in conjunction with the Ground Delay Program, acts or omissions by United and emergency airworthiness directives.

c.               Contractor’s Mishandled Bag (“Mishandled Bags”) Operating Goal is calculated as equal to United’s system-wide OperatingPerformance (domestic performance, weighted by departures)  for its own operation adjusted upward by 1.00 points then adjusted for regional differences. Regional differences will be accounted for by taking the resulting goal generated by the previous sentence and multiplying that number by the quotient of the weighted average of United Mainline Mishandled Bag performance (domestic flights, for the hubs in which Contractor operates (weighed by Contractor hub departures) and the United Mainline System Mishandled Bag Performance (domestic performance, weighted by departures).  As of August 31st, 2004, Mishandled Bag will be defined as Contractor performance for all stations where Contractor performs ground handling services whether for Contractor flying or another United Express carrier. If United cannot appropriately track Mishandled Bags to account for previous sentences, then Contractor Mishandled Bag performance will only be measured on those stations where Contractor performs ground handling services for Contractor flying.

d.              Contractor’s Year 1 Repurchase Intent (“Repurchase Intent or RPI”) Operating Goal will be United Express Best Practice minus 7.00 percentage points. Concurrent with the annual goal setting process, starting in year 2 and ending in year 6, the 7.00 percentage points referenced in the previous sentence will be reduced by 1.00 percentage points each year such that in year 6, and for every year thereafter Contractor’s Repurchase Intent (“Repurchase Intent or RPI”) ****.

On a metric by metric basis, for calendar years when United’s Mainline performance (domestic flights, weighted by departures) is worse than United Express Best Practice Operating Performance

e.               Contractor’s On-Time Zero (“On-Time Zero or On-Time”) Operating Goal is calculated as equal to the United Express Best Practice Operating Performance ****. Regional differences will be accounted for by taking the resulting goal generated by the previous sentence and multiplying that number by the quotient of the weighted average of United Mainline On Time Zero performance (domestic flights, weighted by departures) for the hubs in which Contractor operates (weighted by Contractor hub departures) and the United Mainline System On Time Zero Performance (domestic flights, weighted by departures)

f.                 Contractor’s Controllable Flight Completion(“Controllable Completion” or “Controllable Flight Completion”) ****.  Controllable Flight Completion excludes cancellations due to weather, Air Traffic Control (“ATC”) cancellations, requests by United to cancel flights in conjunction with the Ground Delay Program, acts or omissions by United and emergency airworthiness directives.

g.              Contractor’s Mishandled Bag (“Mishandled Bags”) Operating Goal is calculated as equal to United Express Best Practice Performance **** then re-adjusted for regional differences accounting for regions in which Contractor operates. Regional differences will be accounted for by taking the resulting goal generated by the previous sentence and multiplying that number by the quotient of the weighted average of United Mainline Mishandled Bag performance (domestic flights, weighted by departures) for the hubs Contractor operates in (weighed by Contractor hub departures) and the United Mainline System Mishandled Bag Performance (domestic flights, weighted by departures).  As of August 31st, 2004,  Mishandled Bag will be defined as Contractor performance for all stations where Contractor performs ground handling services whether for Contractor flying or another United Express carrier. If United cannot appropriately track Mishandled Bags to account for previous sentences, then Contractor Mishandled Bag performance will only be measured on those stations where Contractor performs ground handling services for Contractor flying.

h.                                      ****

2.               B- Level Performance.  Contractor’s Monthly Operating Goals, as defined above in Paragraph 1.a – 1.h and adjusted for seasonality using the Seasonality Adjustment Factors set forth in Appendix F, define the minimum performance necessary to achieve at least B–Level Performance.

3.               Performance Grade Widths.  “Grade Widths” (the range between the lowest end of each Performance Level) remain constant and will not be changed over the entire Term of this Agreement and are as set forth in Appendix F.

4.                                       Example.  ****

5.               Seasonality Adjustment.   At the beginning of each year, after Contractor’s Monthly Operating Goals for the year have been calculated by the methodology outlined above but before

Contractor’s Monthly Operating Goals are set, Contractor may create the final Performance Level goals by multiplying any of the four Contractor’s Monthly Operating Goals by a seasonality factor developed by Contractor provided that the twelve (12) month straight average of each of Contractor’s Monthly Operating Goals remains unchanged after seasonality factors are applied.

WIRE TRANSFER AND RECONCILIATION

a.               ****

IX.                                FEES PAYABLE TO UNITED

A.            RETROACTIVITY PAYMENTS

United and Contractor agree that an amount equal to **** will represent all retroactive payments owed to United for Program Fees earned by United for the period from January 1, 2003 until July 1, 2003   This amount will be paid by Contractor in a single lump sum within 30 days of the signing of this Agreement.

B.            PROGRAM FEES

1.               For and in consideration of the reservations, support services, facilities and other services to be provided to Contractor hereunder, the license granted to Contractor for the specified use of United’s Marks, and other valuable consideration provided under this Agreement, Contractor shall pay United a per Revenue Passenger fee pursuant to Contractor’s United Express flights operated in the city-pair markets set forth on Appendix L (“Program Fees”).

2.               The Program Fees are reflected on Appendix M and will be subject to annual adjustments consistent with those applied to Carrier Controlled Costs as outlined in Article VIII.A.5 and Appendix E.

C.            PAYMENT

Payment for transportation furnished by Contractor for the markets set forth on Appendix L, will be made by Contractor monthly through the Airline Clearing House, Inc. (“ACH”), in accordance with ACH rules and procedures.  Should the ACH be disbanded or otherwise cease to function, settlement will be accomplished directly between the parties.  United may, at any time, elect to invoice Contractor for such amounts in which case such amounts will be paid by Contractor within forty-five (45) days after the date of the invoice therefore.  If invoiced, any past due amount will accrue interest at a rate not to exceed 1-1/2% per month compounded or the maximum rate permitted by law, whichever is less from the date due thereof to the date of payment.

D.            ADDITIONAL PERSONNEL

It is mutually agreed and understood by the parties hereto that the aforesaid Program Fees contemplate that, in the performance of the support services described in Article III hereof, United will use the personnel normally in its employ or third parties selected by United and the equipment and facilities which it owns or leases.  If United is requested by Contractor to (i) employ, retain or otherwise furnish additional personnel or (ii) obtain, by purchase, lease or otherwise, any additional facilities or equipment, or (iii) incur in any manner whatsoever any additional expenses or disbursements in connection with its performance of this Agreement which are not included in the calculation of the Program Fees, Contractor will reimburse United in full for all such amounts; provided, that prior to incurring any additional costs or expenses or making any such disbursements, United will obtain the prior written approval of Contractor.

E.              GOVERNMENT ASSISTANCE

Any and all direct or indirect assistance received by Contractor as a result of government assistance or bail-out plans will be forwarded directly to United to the extent reimbursed by United to Contractor or included in future payments by United to Contractor.  Examples include, but are not limited to, direct payments to Contractor, loan programs, reimbursement of security fees, and waivers of any and all fees and taxes.

****

X.                                    MAINTENANCE AND FUELING

United will have no responsibility under this Agreement for maintenance or fueling of Contractor’s aircraft.

XI.                                U.S. MAIL

United and Contractor agree to cooperate in making bids for mail carriage.

XII.                            INSURANCE

A.            INSURANCE TYPES

During the term of this Agreement, Contractor agrees to procure and maintain in full force and effect, at its own expense, policies of insurance with insurers of recognized reputation and responsibility, which provide, unless otherwise provided in the Aircraft Leases, at a minimum the following insurance:

1.               Comprehensive Airline Liability Insurance, including but not limited to Aircraft Liability, Passenger Liability, Comprehensive General Liability Insurance, War Risk and Allied perils, including both passengers and other third parties, Cargo Liability and Baggage Liability Insurance, with combined single limits for each and every loss and each aircraft of not less than ****.  Any policies of insurance carried in accordance with this Article XI.A.1 will also contain or be endorsed to contain those provisions set forth in the attached Appendix G.

2.               Aircraft hull all risks insurance, including ground and flight coverage on Contractor’s aircraft, including its engines and all its parts when installed or temporarily detached from Contractor’s aircraft on a repair-or-replace basis with a deductible United has reasonably deemed appropriate.

3.               ****  United shall in no way be liable for any workers’ compensation claims paid by Contractor related to any of Contractor’s operations.  The Contractor’s insurer agrees to waive rights of subrogation against United with respect to worker’s compensation claims.

4.               ****.

5.               ****

B.            30-DAY NOTICE

On or before the Effective Date, and not less than thirty days (seven days notice with respect to war risk), before the expiration or termination date of any insurance required to be maintained by Contractor under Article XI.A above, Contractor will furnish United with certificates of insurance, substantially in the form of the attached Appendix G, evidencing compliance with the foregoing requirements, unless otherwise provided in writing between the parties.

C.            ALTERATIONS

United has the right to make reasonable alterations in the requirements set forth in this Article XI above, in respect of the types and scope of coverage and amounts of insurance, any such alteration being deemed reasonable if readily available and if it becomes the custom in the industry.

D.            FAILURE TO MAINTAIN INSURANCE

If Contractor fails to acquire or maintain insurance as herein provided, United may at its option secure such insurance on Contractor’s behalf at Contractor’s expense.

XIII.                        LIABILITY AND INDEMNIFICATION

A.            EMPLOYER’S LIABILITY AND WORKERS’ COMPENSATION

Each party hereto assumes full responsibility for its employer’s liability and workers’ compensation liability to its own officers, directors, employees or agents on account of injury or death resulting from or sustained in the performance of their respective service under this Agreement.  Each party, with respect to its own employees, accepts full and exclusive liability for the payment of workers’ compensation and employer’s liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to make such payments and to make and file all reports and returns, and to do everything to comply with the laws imposing such taxes, contributions or other payments.

B.            INDEMNIFICATION BY CONTRACTOR

Contractor hereby assumes liability for and agrees to indemnify, release, defend, protect, save and hold United and its officers, directors, agents and employees harmless from and against any and all liabilities, damages, expenses, losses, claims, demands, suits, fines or judgments, including but not limited to, attorneys’ and witnesses’ fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to or be recovered from United or its officers, directors, employees or agents, by reason of any injuries to or deaths of persons, except for injury or death of United employees, or the loss of, damage to or destruction of property, including the loss of use thereof, arising out of, in connection with or in any way related to any act, error, omission, operation, performance or failure of performance of Contractor or its officers, directors, employees and agents, regardless of any negligence either active, passive or otherwise on the part of United or its officers, directors, employees or agents (but excluding the reckless and willful misconduct or gross negligence of United or its officers, directors, employees or agents), which is in any way related to the services of Contractor contemplated by or provided pursuant to this Agreement, or otherwise.  United will give Contractor prompt and timely notice of any claim made or suit instituted against United which in any way results in indemnification hereunder, and Contractor will have the right to compromise or participate in the defense of same to the extent of its own interest.

C.            INDEMNIFICATION BY UNITED

United hereby assumes liability for and agrees to indemnify, release, defend, protect, save and hold Contractor and its officers, directors, agents and employees harmless from and against any and all liabilities, damages, expenses, losses, claims, demands, suits, fines or judgments, including but not limited to, attorneys’ and witnesses’ fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to or be recovered from Contractor or its officers, directors, employees or agents, by reason of any injuries to or deaths of persons, except for injury or death of Contractor’s employees, or the loss of, damage to or destruction of property, including the loss of use thereof, arising out of, in connection with or in any way related to any act, error, omission, operation, performance or failure of performance of United or its officers, directors, employees or agents regardless of any negligence either active, passive or otherwise on the part of Contractor or its officers, directors, employees, or agents (but excluding the reckless and willful misconduct or gross negligence of Contractor or its officers, directors, employees or agents), which is in any way related to the services of United contemplated by or provided pursuant to this Agreement.  Contractor will give United prompt and timely notice of any claim made or suit instituted against Contractor which in any way results in indemnification hereunder, and United will have the right to compromise or participate in the defense of same to the extent of its own interest.

D.            CONTRACTOR’S SUPPLIES LIABILITY

Contractor hereby assumes liability for and agrees to indemnify, release, defend, protect, save and hold United and its officers, directors, agents and employees from and against any and all liabilities, damages, losses, claims, demands, suits, fines or judgments, including but not limited to attorneys’ and witnesses’ fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to or be recovered from United or its officers, directors, employees, or agents by reason of any losses or damages incurred on account of the loss, misapplication, theft or forgery of passenger tickets, exchange orders or other supplies furnished by or on behalf of United to Contractor, or the proceeds thereof, whether or not such proceeds have been deposited in a bank and whether or not such loss is occasioned by the insolvency or bankruptcy of a bank in which Contractor may have deposited such proceeds, other than a loss caused by a bank to which funds have been transmitted at the express direction of United.  Contractor’s responsibility hereunder for passenger tickets, exchange orders and other supplies will commence immediately upon the delivery of said passenger tickets, exchange orders, and other supplies into the possession of Contractor or any duly authorized officer, agent or employee of Contractor.  United will furnish Contractor prompt and timely notice of any claims made or suits instituted against United which in any way may result in the indemnification hereunder, and Contractor will have the right to compromise or participate in the defense of same to the extent of its own interest.

E.              INDEMNITY FOR INFORMATION

Contractor hereby assumes liability for and agrees to release, defend, protect, save, indemnify and hold United, its officers, directors, employees and agents harmless from all liabilities, damages, losses, claims, demands, suits, fines or judgments including but not limited to attorneys’ and witness’ fees, costs and expenses incident thereto, of Contractor and any third person, express or implied, arising by law or otherwise, as a result of, or related to, any errors in information provided by United under this Agreement, regardless of any negligence of United either active, passive or otherwise (but excluding the willful misconduct of United).  Contractor’s waiver and release to United in this Article XIII applies to any liability, obligation, right, claim, or remedy in tort and including any liability, obligation, right, claim, or remedy for loss of revenue or profit or any other direct, indirect, incidental, special, or consequential damages.

F.              UNITED DEFINITIONS

As used in this Article XIII for purposes of identifying an indemnified party, all references to United include United’s parent company, and any subsidiary or affiliate of United or its parent company, and their respective employees, officers, directors and agents.  For purposes of this Article XIII any passenger who connects in any city from a flight on United or Contractor (the “Carrying Party”) within four (4) hours after the end of such flight to a flight of the other party (the “Connecting Party”) become passengers of the Connecting Party when such passenger enters the hold room or waiting area to which they were deplaned in such city from the Carrying Party’s flight to such on-line city.  A passenger of the Carrying Party who does not have a connecting flight with the other party hereto and prior to entering the hold room or waiting area after deplaning from the Carrying Party’s flight in the Connection City is a passenger of the Carrying Party.  For purposes of this Article XIII, neither loading bridges, hallways, stairways, nor ramp areas will be considered part of the hold room or waiting area.

XIV.                       REPORTS

A.            CLOSE-OUT ENTRIES

****

B.            BOARDING INFORMATION

Information reports containing data covering boarding, and other information agreed to by the parties for Contractor’s operations hereunder will be produced from the close-out entries and provided by United to Contractor on a monthly basis 15 days after the month end.

C.            OPERATING PERFORMANCE

Contractor will furnish to United within ten business days (10) after the end of each month a detailed report of its operating performance, which report will include information on Contractor’s performance during the preceding month for each of the items designated by United, including, but not limited to, Operating Performance Standards and aircraft appearance.

D.            INSPECTION

United may inspect and audit Contractor’s corporate records and accounts solely related to Contractor’s United Express Services, from time to time, upon reasonable notice during the life of this Agreement; provided that such inspections do not unreasonably interfere with Contractor’s business.

E.              FINANCIAL STATEMENTS

Contractor will furnish to United, (i) within the time frame determined by the Securities Exchange Commission (SEC) for financial reporting after the end of the each calendar quarter, unaudited financial statements, including Contractor’s then current corporate balance sheet and profit and loss statement, and (ii) within 90 days after the end of the Contractor’s fiscal year, Contractor’s then current, audited financial statements including, either separately or on a consolidated basis, the balance sheet and the profit and loss statement, together with associated footnotes, and a copy of the independent auditor’s report.

F.              BENCHMARKING

In anticipation of any future rate resetting that may be permitted under this Agreement, Contractor agrees to participate diligently in a detailed audit and/or benchmarking process to be determined by United.  This benchmarking process would begin no earlier than six (6) months prior to the planned effective date of the new rate.

G.            GOVERNMENT FILINGS

Contractor will be responsible for filing all reports relating to its operations with the DOT, FAA and other applicable government agencies  (other than any such reports for which United has assumed the responsibility to file them on Contractor’s behalf), and Contractor will promptly furnish United with copies of all such reports and such other available traffic and operating reports as United may request from time to time during the life of this Agreement.  To the extent only United is in possession of relevant statistics used in such reports, United will provide such available statistics to Contractor as necessary for Contractor to complete these filings.  If United fails to provide such statistics to Contractor sufficiently in advance of the applicable deadline for such filings, and Contractor is unable to submit such filings by the deadline because of such delay, United will reimburse Contractor for any fines or penalties incurred by Contractor as a result of its failure to submit such filings by the deadline.

H.            COPY OF GOVERNMENT REPORTS

Contractor will promptly furnish United with a copy of every final report that Contractor prepares, whether or not such report is filed with the FAA, NTSB or any other governmental agency, relating to any accident or incident involving an aircraft used by Contractor pursuant to this Agreement, when such accident or incident is claimed to have resulted in the death or injury to any person or the loss of, major damage to or destruction of any property.

XV.                           INDEPENDENT CONTRACTORS AND UNAUTHORIZED OBLIGATIONS

A.            INDEPENDENT CONTRACTORS

1.               The employees, agents and independent contractors of each party hereto (the “Employer”) engaged in performing any of the services the Employer is to perform pursuant to this Agreement are employees, agents, and independent contractors of the Employer for all purposes and under no circumstances will be deemed to be employees or agents or independent contractors of the other Party (the “non-Employer”).   The Non-Employer will have no supervision or control over any such Employer’s employees, agents and independent contractors and any complaint or requested change in procedure made by the Non-Employer will be transmitted by it to the Employer’s designated representatives.  In its performance under this Agreement, each party will act for all purposes, as an independent contractor and not as an agent for the other party.

2.               Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and United Express Service Standards pursuant to this Agreement, United will have no supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures made by United will, in all events, be transmitted by United to Contractor’s designated representatives.  Nothing contained in this Agreement is intended to limit or condition Contractor’s control over its operations or the conduct of its business as an air carrier, and Contractor and its principals assume all risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

B.            EMPLOYEES

The employees, agents and independent contractors of United engaged in performing any of the services United is to perform pursuant to this Agreement are employees, agents and independent contractors of United for all purposes and under no circumstances will be deemed to be employees, agents or independent contractors of Contractor.  Contractor will have no supervision or control over any such United employees, agents and independent contractors and any complaint or requested change in procedure made by Contractor will be transmitted by Contractor to United’s designated representatives. In its performance under this Agreement, United will act, for all purposes, as an independent contractor and not as an agent for Contractor.

C.            UNAUTHORIZED OBLIGATIONS

1.               Nothing in this Agreement authorizes United to make any contract, agreement, warranty or representation on Contractor’s behalf, or to incur any debt or obligation in Contractor’s name (“Contractor Unauthorized Obligation”); and United hereby agrees to defend, indemnify, save, release and hold Contractor and its officers, directors, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arise as a result of or in connection with or by reason of any such Contractor Unauthorized Obligation made by United or its officers, directors, employees, agents or independent contractors (other than Contractor) in the conduct of United’s operations.

2.               Nothing in this Agreement authorizes Contractor to make any contract, agreement, warranty or representation on United’s behalf, or to incur any debt or obligation in United’s name (“United Unauthorized Obligation”); and Contractor hereby agrees to defend, indemnify, save, release and hold United and its officers, directors, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arises as a result of or in connection with or by reason of any such United Unauthorized Obligation made by Contractor or its officers, directors, employees, agents or independent contractors (other than United) in the conduct of Contractor’s operations.

D.            CONTRACTOR OPERATED FLIGHTS

The fact that Contractor’s operations are conducted under the United Marks and listed under the UA designator code will not affect their status as flights operated by Contractor, and Contractor and United agree to advise all third parties, including passengers, of this fact.

XVI.                       DEFAULT AND TERMINATION

A.            OPERATIONS DEFAULT

1.               If either party becomes insolvent; if the other party is not regularly paying its bills when due without just cause; if either party takes any step leading to its cessation as a going concern; makes an assignment of substantially all of its assets for the benefit of creditors or a similar disposition of the assets of the business; or if either party either ceases or suspends operations for reasons other than an Article XXVI

Force Majeure condition (a “Section A Default”), then the other party (the “Insecure Party”) may terminate this Agreement on not less than 10 days written notice (the “Notice Period”) to such party (the “Section A Defaulting Party”) unless the Section A Defaulting Party immediately gives adequate assurance of the future performance of this Agreement within the Notice Period by establishing an irrevocable letter of credit—issued by a U.S. bank acceptable to the Insecure Party, on terms and conditions acceptable to the Insecure Party, and in an amount sufficient to cover all amounts potentially due from the Section A Defaulting Party under this Agreement—that may be drawn upon by the Insecure Party if the Section A Defaulting Party does not fulfill its obligations under this Agreement in a timely manner.

2.               If bankruptcy proceedings are commenced with respect to the Section A Defaulting Party and if this Agreement has not otherwise terminated, then to the extent permitted by the Bankruptcy Court, the Insecure Party may upon thirty (30) days’ prior written notice suspend all further performance of this Agreement until the Section A Defaulting Party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision.  Any such suspension of further performance by the Insecure Party pending the Section A Defaulting Party’s assumption or rejection will not be a breach of this Agreement and will not affect the Insecure Party’s right to pursue or enforce any of its rights under this Agreement or otherwise.  If a bankruptcy proceeding is commenced with respect to Contractor, Contractor and United hereby agree that Contractor’s obligations under this Agreement, the Aircraft Leases and  the Additional Aircraft Leases must be fully performed pursuant to the terms of this Agreement, the Aircraft Leases and the Additional Aircraft Leases, and that in the event United provides written notice to Contractor and/or its trustee in bankruptcy of United’s demand that this Agreement, the Aircraft Leases and the Additional Aircraft Lease, be terminated, Contractor and/or trustee shall be obligated to reject such agreements pursuant to Section 365 of the Bankruptcy Code within 30 days of such notice and release any and all rights thereunder to United.

B.            COVENANT DEFAULT

If either party (the “Section B Defaulting Party”) shall refuse, neglect or fail to perform, observe, or keep any material covenants, agreements, terms or conditions contained herein on its part to be performed, observed, and kept (other than any such covenant or agreement for which this Agreement provides an exclusive remedy and other than the covenants described in Article XVI.D), and such refusal, neglect or failure (individually and collectively, a “Breach”) shall continue for a period of thirty (30) days after written notice to cure such Breach to the Section B Defaulting Party thereof or such longer period as may be demonstrably  necessary to complete the cure of such failure (but such longer period may not exceed 60 days after the receipt of the notice to cure) (a “Section B Default”) then the other party may upon thirty (30) days’ notice to the Section B Defaulting Party terminate this Agreement.  If a notice of Breach is delivered and a notice of termination is not delivered within forty-five (45) days after the end of the 30 or 60 day cure period, as applicable, the other party shall be deemed to have waived its right hereunder to terminate for the particular occurrence of Breach for which the Section B Defaulting Party received notice.  Notwithstanding the foregoing, if United shall permanently cease operations as a certificated air carrier, Contractor may give written notice and terminate the Agreement effective immediately after such cessation of operations.

C.            DEFAULT BY CONTRACTOR

1.               ****

D.            SIMILAR AGREEMENTS

United may immediately terminate this Agreement (i) if Contractor or any of its affiliates is in breach of the terms of Article V (Operating Restrictions) (a “Section D Default”).

E.              NON-COMPLIANCE WITH STANDARDS

If Contractor shall refuse, neglect, or fail to perform or observe the provisions of the United Express Service Standards or Aircraft Ground Handling Procedures to be performed, observed, and kept with regard to one or more city pairs under this Agreement, and such refusal, neglect or failure shall continue for a period of sixty (60) days after United delivers written notice to cure such default to Contractor thereof (a “Section E Default”) then United may upon thirty (30) days’ notice to Contractor terminate this Agreement with regard to the city pairs involved or as to the entire Agreement at United’s discretion.

F.              CONSEQUENCES OF TERMINATION

Any termination pursuant to one or more of the provisions of this Agreement will be without additional liability to the party initiating such termination and will not be construed so as to relieve either party hereto of any debts or obligations, monetary or otherwise, to the other party that accrued hereunder prior to the effective date of such termination.  Each party will be entitled to any and all damages recoverable and remedies under law or in equity against the other for any breach by the other party of this Agreement, regardless of whether the non-breaching party elects to terminate this Agreement; provided that the liquidated damages provided for in Article XVI.G shall constitute full payment and the exclusive remedy for any damages suffered by United.

G.            UNITED’S LIQUIDATED DAMAGES

1.               If United terminates this Agreement pursuant to the terms of this Article XVI, including for Contractor’s breach, then Contractor will pay to United as liquidated damages, and not as a penalty, the Daily United Damages, for each day remaining during the period commencing with the date of termination through the end of the term of this Agreement; provided, however, that if United secures another carrier to replace Contractor in the city pairs served by Contractor under this Agreement as a United Express Carrier at any of the affected stations, or if United determines that United could replace Contractor without increasing its damages in these city pairs, then the liquidated damages will be adjusted as follows.

a.               ****

iv.           “Contractor’s Average Daily Fees” means the average amount of fees paid by United to Contractor pursuant to Article VIII.A under this Agreement per day over the twelve (12) month period immediately preceding the date of termination or Contractor’s breach, whichever occurs earlier.

v.              “Replacement Carrier’s Average Daily Fees” means the total average of the daily fees paid to another carrier, if any, and expenses incurred by United to replace Contractor’s United Express Services.

2.               If this Agreement is terminated in a manner such that United shall have the right to damages under this Article XVI.G, United shall, in good faith and in a commercially reasonable manner, secure another carrier to replace Contractor and take such other reasonable actions so as to mitigate the damages owed to United hereunder.

3.               The inclusion of this Article XVI.G is not intended to modify, waive or restrict Contractor’s rights to exercise any and all remedies available at law or in equity for United’s breach of this Agreement.

4.               The provisions of this Article XVI.G shall not be applicable to a termination of this Agreement by United pursuant to Article XVI.C as a result of Contractor’s failure to meet the conditions referenced in Article XVI.C.1; provided, that the exclusion of the applicability of Article XVI.G to Article XVI.C.1 shall not be deemed to be a waiver of any right which United may have for remedies at law or in equity.

H.            RESTRICTED ACTIONS

Contractor shall not take, nor agree to take, any of the following actions without United’s prior written consent: (a) dispose of any of United’s assets, or (b) enter into any agreements with third parties which create liens, claims or encumbrances on any of United’s assets.  To the extent that Contractor engages in, invests in or otherwise is responsible (financially or otherwise) for any business, activity or operation other than Contractor’s United Express Services, and unless otherwise expressly agreed in writing with United, Contractor will ensure that the costs and expenses associated with or allocable to such other businesses, activities or operations are not charged to or recovered from United in any way.

I.                 CALL OPTION

1.               United will have the option to assume Contractor’s ownership or leasehold interest, as the case may be, in certain aircraft as more fully described in Article XVI.I.2 (the “Call Option”) in any one or more of the following circumstances:

a.               If Contractor wrongfully terminates this Agreement, (in which event United will also be entitled to Liquidated Damages as provided in Article XVI.G); or

b.              If United terminates this Agreement for Contractor’s breach of this Agreement for any one or more of the following reasons (in which event United will also be entitled to Liquidated Damages as provided in Article XVI.G)

i.                  Contractor’s operating performance falls below the following three levels for six consecutive months:

****

c.               If (i) Contractor’s credit rating falls to a rating of Caa2 (or lower) by Moody’s or a rating of CCC (or lower) by Standard & Poors (or any equivalent rating by either rating agency or its successors or assigns), or (ii) during such period of time that Contractor is not rated by either Moody’s or Standard & Poors (or their respective successors or assigns), if Contractor’s tangible net worth falls below $0 (Zero Dollars).  Under this circumstance, United will also have the obligation to lease or sublease such aircraft to Contractor for use by Contractor only in the United Express program, provided that subject to the limitation to be used only in United Express Service, any such sublease from United shall be at substantially the same terms as the lease assumed by United and any such lease by United of Contractor-owned aircraft shall be on terms substantially no less favorable to Contractor than terms in any one existing lease (specified by Contractor) of Contractor for same type of aircraft.  In no event shall Contractor be deprived of possession of such aircraft, during the period the Call Option is exercised and implemented pursuant to this Article XVI.I.1.c. if Contractor removes any one or more aircraft from the United Express program, without United’s prior written consent, United will have a Call Option on those aircraft.

2.               The Call Option shall be governed and limited by the following:

a.               The Call Option shall apply to all (but not less than all, subject to Article XVI.I.1.d above) regional jet aircraft operated by Contractor as United Express pursuant to the terms of this Agreement at the time of the event or events described in Article XVI.I.1 above.

b.              United shall deliver a notice of its election to exercise the Call Option within 45 days following the date of notice of termination of this Agreement or the date of the event in Article XVI.H.1.c or d above.

c.               Within fourteen days following its receipt of a notice by United of its election to exercise the Call Option, Contractor shall provide United with:  (i) copies of documentation relating to interests to be assumed by United or retired at United’s expense as a result of the assignment of the aircraft; (ii) lease rates and other financial information relevant to the assignment; and (iii) the identity of and contact information for all parties with an interest in said aircraft.

d.              Contractor will require that certain provisions be contained in all future mortgage, financing, or lease contracts between Contractor and regional jet creditors or lessors.  These provisions will (i) acknowledge United’s right to call such regional jets as provided in this Agreement and (ii) require that the creditor or lessor agree to allow Contractor to assign Contractor’s mortgage or lease agreement to United (or, at United’s election, a United affiliate or United Express Carrier subject to United providing any necessary credit support acceptable to such creditor or lessor), provided that United (or its designee, if United exercises its election) has a credit rating of B2 (or higher) by Moody’s or a credit rating of B (or higher) by Standard & Poors (or any equivalent rating by either rating agency or its successors or assigns), and that Contractor’s creditor or lessor will accept United or such designee as the party to such agreement in lieu of Contractor.  In the event that Contractor is unable to obtain these provisions, then Contractor and United agree to seek a mutually acceptable way to satisfy the provision of this paragraph d.  If the Call Option is exercised, United will be responsible for obtaining all consents from lessors, lenders, trustees, or other parties with an interest in an aircraft, and for the cost of same.  Upon its receipt of notice of exercise of the Call Option by United, Contractor will reasonably cooperate with United in its efforts to secure said consents.

e.               Subject to receipt of any required consents from lessors required because the provision in the immediately preceding paragraph d have not been obtained, Contractor agrees to grant United a security interest in all future mortgaged regional jets (subject to the Call Option) and any leasehold interest in any future regional jets (subject to the Call Option) to perfect its Call Option.  United acknowledges that its security interest will be subordinated to, and will agree to subordinate to, any “senior creditor.” As used herein, “senior creditor” means any person with an interest in the aircraft that is a lessor, any person lending funds to such lessor, any lender providing funds to Contractor to acquire the aircraft, any successor or assignee of any such person or their interest, any person refinancing any such interest, and any person holding a lien given priority under applicable law.

f.                 In the case of aircraft leased to Contractor by parties not affiliated with Contractor, Contractor shall be entitled to a full release by creditors and lessors of Contractor and its affiliates from all further liabilities and obligations under said documents other than obligations relating to periods prior to the date of assignment to United and United will indemnify Contractor against all liabilities arising from and after such assignment.  Such release shall include termination of all guarantees and return of all applicable deposits, letters of credit, or other collateral, but such release shall not include (and instead Contractor shall assign to the extent assignable to United without further compensation, and if not assignable, Contractor shall subrogate its rights regarding any such deposits or reserves held by or subject to the security interest of third parties to United or otherwise put United in the same position as if such rights were assignable) any deposits or reserves held by or subject to the security interest of third parties related to the maintenance or operation of the aircraft (including the airframe, any engine, any landing gear, or other component or part).  United shall assume all obligations of Contractor with respect to such lease documentation as of the date of assignment and adjustments shall be made between the parties for advance or arrears payment of rent.  Such adjustment shall be the difference between:  (x) the cash amount of rent actually paid under the lease during its entire term as of the time of the assignment, and (y) the total rent due during the entire term of the lease times the percentage of the number of days since the beginning of the lease to the total number of days in the entire term of the lease. In the event that Contractor is unable to obtain a release, then Contractor and United agree that Contractor shall be indemnified by United against all liabilities arising from and after such assignment in the same manner contemplated above.

g.              In the case of aircraft owned by Contractor or its affiliates, if United elects to exercise its Call Option, the aircraft shall be sold to United or its designee within 120 days following the date Contractor provides notice to United of the aircraft related information and delivery condition, and on the basis of the value which would be obtained in an arm’s-length transaction between an informed and willing buyer (other than a lessee currently in possession) under no compulsion to buy or lease and an informed and willing seller under no compulsion to sell.  The purchase price shall be the fair market value of the aircraft (but in no event less than the debt secured by such aircraft), which the parties will in good faith negotiate.  For the purposes of this section, the aircraft shall be valued in their “as is” condition, with no assumption of half-life or minimum condition.  If the parties have not mutually agreed what the fair market value of the aircraft is within 30 days, then the valuation shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of whom shall be chosen by United, and one by Contractor.  If the two appraisers cannot agree on the valuation within 30 days of being chosen, then each shall render its own appraisal and shall by mutual consent choose another appraiser within five days after the end of such 30-day period.  If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Contractor or United, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in Chicago, Illinois for the appointment of a third appraiser.  With the appointment of the third appraiser by AAA or the parties agreement to a mutually agreed third appraiser the parties shall submit the matter of the value of the aircraft to binding arbitration before such third appraiser (the “Arbitrator”), in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”).  The AAA shall appoint the Arbitrator.  The Arbitrator shall be authorized to set such rules regarding hearings, briefing, discovery, evidence, witnesses and other matters as the Arbitrator deems to be necessary in order for Contractor and United to conclude the arbitration proceeding and the Arbitrator to render a decision (the “Decision”) within 30 days after Contractor’s or United’s submission to arbitration.  The Decision shall be in writing.  As soon as the Arbitrator has delivered his Decision and his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers.  If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto.  If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto.

h.              Aircraft shall be delivered to United in “as is” condition, except that all aircraft will be airworthy.

i.                  If market conditions exist such that Contractor’s financial advisors certify in good faith that mortgages, financings, or lease financings cannot be arranged without incurring materially higher costs or rates as a result of the requirements of this Article XVI.I.2, then United and Contractor will, at United’s choice, either negotiate provisions of Article XVI.I.2 to permit Contractor to arrange such financings on terms without incurring materially higher costs or United will make Contractor whole on such higher costs.

j.                  For each aircraft that United acquires pursuant to the Call Option, United will purchase from the Contractor and take delivery of a proportional share of Contractor’s spare engines, rotable and expendable spare parts, and tools, owned by Contractor to support the operation of the aircraft type.  The aggregate proportional share of Contractor’s spare engines, spare parts and tools shall be determined as the number of aircraft acquired by United as a percentage of the Contractor’s fleet, by aircraft type.  Spare parts, spare engines and tools will be purchased by United at their fair market value in their as is condition using the same valuation assumptions and the same arbitration procedures as set forth in paragraph (g) above.

XVII.                   ASSIGNMENT, MERGER AND ACQUISITION

A.            ASSIGNMENT

This Agreement may be terminated by either United or Contractor (the “First Party”) if the other party assigns this Agreement or any of its rights, duties or obligations under this Agreement (except an assignment of the right to money to be received hereunder and except to any affiliate of Contractor) without the prior written consent of the First Party.  In the event that this Agreement is assigned in violation of this Article, without such consent having been given in writing, the First Party will have the right to terminate this Agreement immediately by telegraphic or written notice to the other party; provided, however, that a corporate reorganization that does not result in a material change in the ultimate ownership of Contractor from the ownership that existed prior to such transaction will not be considered an assignment as long as all of the entities succeeding to any of the assets or liabilities of Contractor prior to such corporate reorganization agree to be bound by this Agreement.

B.            MERGER

If Contractor merges with, or if control of Contractor is acquired by, another air carrier, or a corporation directly or indirectly owning or controlling or directly or indirectly owned or controlled by another air carrier (a “Holding Company”), or a corporation directly or indirectly owned or controlled by any such Holding Company, United will have the option to terminate this Agreement without liability to Contractor.

C.            ACQUISITION

1.               For purposes of this Article XVII.C, “Qualifying Transactions” means any (a) merger of Contractor with another company, (b) sale, transfer or lease by Contractor of substantially all its assets, rights or powers (other than in the ordinary course of business), or (c) issuance or sale by Contractor of its own stock representing 10% or more of Contractor’s outstanding stock (other than the issuance or sale of stock in Contractor in a registered public offering under the Securities Act of 1933, as amended); provided, however, that a corporate reorganization that does not result in a material change in the ultimate ownership of Contractor from the ownership that existed prior to such transaction will not be considered a “Qualifying Transaction” as long as all of the entities succeeding to any of the assets or liabilities of Contractor prior to such corporate reorganization agree to be bound by this Agreement

2.               Contractor agrees that if it desires or decides to enter into a Qualifying Transaction, then, prior to taking any such action or entering into discussions with a third party on such subject matter, Contractor will (a) give United written notice of its intention (the “Notice”), (b) negotiate in good faith with United to determine terms and conditions on which Contractor and United could complete such Qualifying Transaction and (c) grant United or any United affiliated entity the right of first refusal regarding such proposed Qualifying Transaction.  If United and Contractor are unable to agree on terms and conditions for the proposed Qualifying Transaction, then within thirty (30) days after United’s receipt of the Notice, Contractor will give United at least fifteen (15) days’ prior written notice of its intention to terminate negotiations with United and enter into negotiations with third parties; provided, however, that any resulting agreement with any such third party will be subject to Article XVII.C.3.

3.               Contractor agrees that promptly after receipt of any offer by any third party to enter into an agreement for the consummation of a Qualifying Transaction and prior to Contractor’s acceptance thereof, Contractor will notify United of such event.  United or any United affiliated entity will have a right of first refusal with respect to any such Qualifying Transaction.  If prior to the termination of this Agreement, any third party enters into an agreement providing for the consummation of a Qualifying Transaction, Contractor will give United written notice of such third-party agreement, including as part of such notice a copy of the third-party agreement.  Any such third-party agreement will provide that it will not be effective until a date forty-five (45) days subsequent to the receipt by United of written notice thereof and that it will be null and void and of no effect whatsoever if, during such forty-five (45) day period, United or any United affiliated entity elects to enter into a Qualifying Transaction upon substantially the same or equivalent terms as are contained in such third-party agreement; provided that if United is unable to match such third-party agreement due to United’s inability to provide the specific types of consideration (e.g., stock, rights or assets) to be delivered by such third party thereunder, Contractor agrees to negotiate in good faith in order to determine, within such 45-day period, an amount and type of consideration with an equivalent after-tax economic value to Contractor or its affiliates which could be paid or delivered to Contractor or its affiliates in lieu of such specific consideration.  Contractor agrees that any and all information provided to any third party in connection with a proposed Qualifying Transaction will be provided to United concurrent with the transfer of such information to such third party.

4.               Article XVII.2 and Article XVII.C.3 will not apply to any proposed sale or disposition by Contractor of its aircraft or assets that:  (a) have become worn out or obsolete or are no longer used and useful in Contractor’s day-to-day business; provided, however, that such sale or disposition does not impair or negatively affect Contractor’s ability to complete scheduled service on a day to day basis under this Agreement; or (b) are being replaced with other assets of a similar type which are at least of equal quality and utility to Contractor in carrying on its day to day business and meeting its obligation under this Agreement.

XVIII.               CHANGE OF LAW

Notwithstanding anything herein to the contrary, if there is any change in the statutes governing the economic regulation of air transportation, or in the applicable rules, regulations or orders or interpretation of any such rule, regulation or order of the DOT or other department of the government having jurisdiction over air transportation, which change or changes materially affect the rights or obligations of either party hereto under the terms of this Agreement, then the parties hereto will consult, no later than thirty (30) days after any of the occurrences described herein, in order to determine what, if any, changes to this Agreement are necessary or appropriate, including but not limited to the early termination of this Agreement.  If the parties hereto are unable to agree whether any change or changes to this Agreement are necessary and proper, or as to the terms of such changes, or whether this Agreement should be terminated in light of the occurrences described above, and such failure to reach agreement continues for a period of thirty (30) days following the commencement of the consultations provided for by this Article XVIII, then this Agreement may be terminated by either party immediately upon providing the other party thirty (30) days’ prior written notice of such termination.  Any such termination will be without additional obligation or liability to both parties except that such termination will not relieve either party of any debt or obligation, monetary or otherwise, accruing hereunder prior to the effective date of termination.

XIX.                       TAXES, PERMITS AND LICENSES

A.            TRANSACTION TAXES

Contractor agrees to indemnify and hold United harmless from any and all penalties or interest arising out of any real and personal property, sales and use, occupational, gross receipts, value added, income, franchise and any other taxes, customs, duties, excise taxes, fees, charges or assessments, of any nature whatsoever imposed by any federal, state, local or foreign government or taxing authority upon Contractor or United with respect to Contractor’s performance of this Agreement, or to Contractor’s operations, or the equipment contained therein or services provided thereby, or the revenues derived therefrom (except for penalties or interests arising out of any tax upon or measured by United’s revenues, net income or any franchise tax). If a claim is made against United for any penalties or interest referred to above, United will promptly notify Contractor and request payment of such claim.  If requested by Contractor in writing, United will upon receipt of indemnity and evidence that Contractor has made adequate provision for the payment of such penalties or interest, reasonably satisfactory to United, contest the validity, applicability or amount of such penalties or interest, taxes and other charges at Contractor’s expense.  Contractor shall pay United upon demand for all expenses incurred (including, without limitation, all costs, expenses, losses, legal and accountants’ fees, penalties and interest) in making payment, in protesting or seeking refund of such penalties or interest.

B.            PAYROLL TAXES

Contractor acknowledges that it is responsible for and will pay to the appropriate authority, and will indemnify and hold United harmless from, any and all federal or state payroll taxes, FICA,

unemployment tax, state unemployment compensation contribution, disability benefit payments, insurance costs and any other assessments or charges which relate directly or indirectly to the employment by Contractor of Contractor’s employees.  United acknowledges that it is responsible for and will pay to the appropriate authority, and will indemnify and hold Contractor harmless from, any and all federal or state payroll taxes, FICA, unemployment tax, state unemployment compensation contribution, disability benefit payments, insurance costs and any other assessments or charges which relate directly or indirectly to the employment by United of United’s employees.

C.            PERMITS AND LICENSES

Contractor will comply with all federal, state and local laws, rules and regulations, will timely obtain and maintain any and all permits, certificates or licenses necessary for the full and proper conduct of its operations, and will pay all fees assessed for airport use including but not limited to landing fees, user airport fees and prorated airport facility fees.  Contractor further agrees to comply with all mandatory resolutions issued by the Air Transport Association of America (“ATA”) and all non-binding recommended resolutions of the ATA, which are adopted by United.

XX.                           REVIEW

During the term of this Agreement United may, at any time at its discretion, require a joint review of Contractor’s aircraft and facilities to determine whether Contractor’s United Express Services are meeting the requirements of this Agreement. This review is not intended nor shall it be construed to relieve Contractor of its responsibility to provide a quality and airworthy aircraft that satisfies all FAA regulations.  In addition, upon request by United, within thirty (30) days after each calendar quarter United and Contractor will meet to review Contractor’s United Express Services during the preceding calendar quarter.

XXI.                       JURISDICTION

With respect to any lawsuit, action, proceeding or claim relating to this Agreement or any other agreement between United and Contractor (hereinafter, any such lawsuit, action, proceeding or claim is referred to as a “Lawsuit”), each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of Illinois and the United States District Court located in the City of Chicago, Illinois, and (ii) waives any objection which it may have at any time to the laying of venue of any Lawsuit brought in any court, waives any claim that any Lawsuit has been brought in any inconvenient forum, and further waives the right to object, with respect to any Lawsuit, that such court does not have jurisdiction over such party.  Nothing in this Agreement precludes either party hereto from bringing Lawsuits in any other jurisdiction in order to enforce any judgment obtained in any Lawsuit referred to in the preceding sentence, nor will the bringing of such enforcement Lawsuit in any one or more jurisdictions preclude the bringing of any enforcement Lawsuit in any other jurisdiction.

XXII.                   NOTICES

Any and all notices, approvals or demands required to be given in writing by the parties hereto will be sufficient if sent by facsimile, certified mail, postage prepaid, overnight delivery by a nationally recognized delivery company or hand delivery, to United, addressed to:

United Air Lines, Inc.
1200 E. Algonquin Road

Elk Grove Township, Illinois 60007
Attn:  – Director, United Express
Fax:  847-364-6728

and to Contractor, addressed to:

SkyWest Airlines
Street Address: 444 S. River Road
City, State: St. George, UT 84790
Attn: VP Planning
Fax:  435-634-3305

or to such other addresses in the continental United States as the parties may specify in writing.

XXIII.               APPROVALS AND WAIVERS

A.            Whenever this Agreement requires the prior approval or consent of United, Contractor will make a timely request to United therefore and the consent will be obtained in writing. United will also consider, in its sole discretion, other reasonable requests individually submitted in writing by Contractor for United’s consent to a waiver of any obligation imposed by this Agreement.

B.            United assumes no liability or obligations to Contractor by providing any waiver, approval, consent or suggestion to Contractor in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefore.

C.            Except as otherwise provided for in this Agreement, no failure by either party to execute any power reserved to it by this Agreement, or to insist upon strict compliance by the other party with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof will constitute a waiver of such party’s right to demand exact compliance with any of the terms herein.  Waiver by such party of any particular default by the other party will not affect or impair such party’s rights with respect to any subsequent default of the same, similar or different nature, nor will any delay, forbearance or omission of such party to exercise any power or right arising out of any breach or default by the other party of any of the terms or provisions hereof will affect or impair such party’s right to exercise the same or constitute a waiver by such party of any right hereunder or the right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term.  Subsequent acceptance by such party of any payments due to it hereunder will not be deemed to be a waiver by such party of any preceding breach by the other party of any terms, covenants or conditions of this Agreement.

XXIV.              GOVERNING LAW

This Agreement and any dispute arising hereunder, including any action in tort, will be governed by and construed and enforced in accordance with the internal laws of the State of Illinois.

XXV.                  CUMULATIVE REMEDIES

Unless and to the extent as may be otherwise expressly stated in this Agreement, no right or remedy conferred upon or reserved to Contractor or United by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each will be cumulative of every other right or remedy.

XXVI.              FORCE MAJEURE

A.            FORCE MAJEURE

Neither party shall be liable for delays or failure in performance hereunder caused by acts of God, acts of terrorism or hostilities, war, strike, labor dispute, work stoppage, fire, act of government, court order or any other cause, whether similar or dissimilar, individually or collectively, “Force Majeure” events beyond the control of Contractor or United.

B.            EFFECT ON MARKUP

****

XXVII.          SEVERABILITY AND CONSTRUCTION

A.            Each term or provision of this Agreement will be considered severable, and if, for any reason, any such term or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation of, or have any other effect upon, other terms or provisions of this Agreement as may remain otherwise enforceable, and the latter will continue to be given full force and effect and bind the parties hereto, and said invalid terms or provisions will be deemed not to be a part of this Agreement.

B.            The captions appearing in this Agreement have been inserted for convenience only and will not control, define, limit, enlarge or affect the meaning of this Agreement or any of its provisions.

XXVIII.      ACKNOWLEDGMENT

A.            Each party expressly disclaims the making of, and acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

B.            Each party acknowledges that it has received, read and understood this Agreement and the Appendices hereto.

XXIX.              CONFIDENTIALITY

A.            Except as required by law (including federal or state securities laws or regulations) or by the rules and regulations of any stock exchange or association on which securities of either party or any of its affiliates are traded, or in any proceeding to enforce the provisions of this Agreement, United and Contractor hereby agree not to publicize or disclose to any third party the terms or conditions of this Agreement or any of the Related Agreements without the prior written consent of the other parties thereto.

B.            Except as required by law (including federal or state securities laws or regulations) or by the rules and regulations of any stock exchange or association on which securities of either party or any of its affiliates are traded, or in any proceeding to enforce the provisions of this Agreement, United and Contractor hereby agree not to disclose to any third party any confidential information or data, both oral and written, received from the other and designated as such by the other without the prior written consent of the party providing such confidential information or data.

C.            If either party is served with a subpoena or other process requiring the production or disclosure of any of the agreements, information or data described in Article XXVIII.A or Article XXVIII.B, then the party receiving such subpoena or other process, before complying with such subpoena or other process, shall immediately notify the other party of same and permit said other party a reasonable period of time to intervene and contest disclosure or production.

D.            Upon termination of this Agreement, each party must return to the other any confidential information or data received from the other and designated as such by the party providing such confidential information or data which is still in the recipient’s possession or control.

XXX.                  RELATED AND THIRD PARTY AGREEMENTS

A.            United and Contractor shall enter into agreements listed below in this Article XXX (the “Related Agreements”). All such Related Agreements will automatically terminate contemporaneously with the termination of this Agreement unless termination shall otherwise be effected in accordance with the terms of such Related Agreements.

1.               Reciprocal Interline Agreement/Space Available Employee and Eligible Travel Agreement (United Contract No. 145808 dated 1 January 2000)

2.               United Express Positive Space Travel Agreement (United Contract No.  XXXXXX)

3.               Emergency Response Services Agreement (United Contract No. 137336 dated 13 October 1997)

XXXI.              ENTIRE AGREEMENT

This Agreement, together with the Related Agreements, including any Appendices, Attachments and Exhibits attached hereto and thereto, contains the complete, final and exclusive agreement between the parties hereto with respect to the subject matter hereof, and supersedes all previous agreements and understandings, oral and written, with respect to such specific matter and said Agreement will not be modified, amended or terminated by mutual agreement or in any manner except by an instrument in writing, executed by the parties hereto.

XXXII.          REFERENCES TO TIME PERIODS

All references to the term “year” in this Agreement shall mean contract year unless specifically stated otherwise.  All references to the term “month” in this Agreement shall mean a full calendar month; provided that if the Effective Date shall be other than the first day of a calendar month, then the first “month” of this Agreement shall commence on the Effective Date and end on the last day of the month in which the Effective Date occurs.  All references to the term “quarter” in this Agreement shall mean a calendar quarter; provided that the first “quarter” of this Agreement shall commence on the Effective Date and terminate on the last day of the calendar quarter in which the Effective Date occurs.  Calendar quarters shall be January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers caused this Agreement to be entered into and signed as of the day and year first above written.

XXXIII.      SIGNATURES

SKYWEST AIRLINES, INC.	UNITED AIR LINES, INC.

By:	By:

Name: Bradford R. Rich	Name: Gregory T. Taylor

Title: Executive Vice President, Chief Financial Officer	Title: Senior Vice President - Planning

And Treasurer

Date:	Date:

And

By:

Name: Eric D. Christensen

Title: Vice President - Planning

APPENDIX A

UNITED MARKS

UNITED EXPRESS

Stylized UNITED EXPRESS lettering

UNITED EXPRESS colors

Stylized letters UA

Uniform Design

Aircraft exterior and interior color decor

Other United Marks approved by United for use by Contractor

APPENDIX B

CONTRACT AIRCRAFT FLEET PLAN

****

APPENDIX C

GROUND HANDLING

****

APPENDIX D

CONTRACTOR SUPPORT SERVICES

At all locations not set forth on Appendix C where Contractor operates scheduled air transportation as a United Express Carrier (i.e., Contractor Locations), Contractor will provide the following minimum services:

(a)          Contractor’s employees shall be fully qualified personnel to handle Contractor’s operations.

(b)         Posting of signage and decor appointment as specified by United.

(c)          Adequate check-in areas including passenger waiting room facilities.

(d)         Security facilities, personnel and passenger screening procedures as are required by applicable orders, rules and regulations of the FAA or other government agencies and those standards specified by United.

(e)          Capability of operating Automation Equipment (Apollo Services) for the purpose of providing passenger processing and operations in the configuration and under the procedures specified by United.

(f)                                    Baggage handling, delivery and tracing in accordance with procedures issued by United.

APPENDIX E

REIMBURSEMENT CATEGORIES

United shall pay Contractor the following Reimbursement Category Unit Rates for Contractor’s United Express flights operated using the aircraft set forth below:

RJ Unit Rates

Category	Carrier Controlled Costs	Unit (Driver)	Carrier Controlled Costs (Current)	Carrier Controlled Cost (Growth)	Carrier Controlled Cost (Growth)	Annual Adjustment Factor*
			CRJ-200s	CRJ-200s	CRJ-700s
****	****	****	****	****	****	****

REIMBURSEMENT CATEGORIES

TurboProp Unit Rates

Category	Carrier Controlled Costs	Unit (Driver)	Controlled Costs (Current)	Annual Adjustment Factor*
****	****	****	****	****

DEFINITIONS

Cost Type:  Non-station Carrier Controlled

Costs	Includes	Does not include
(1) Captains & FO’s

Wages, benefits (including health insurance, pensions, 401k, and any other benefits) and incentives (including profit-sharing and bonuses and any other incentives) for all paid hours
Hours: Includes hours worked, including hours for reserve employees, overtime, vacation and sick days
Tenure: Wages should be taken at the tenure of the employees for whom you plan to charge UAX Assume paybanding for RJ50 and RJ70

Management or schedulers for this employee category. Overhead of any kind (corporate or otherwise). Hours do not include those paid for training.

(2) Flight Attendants

Wages, benefits (including health insurance, pensions, 401k, and any other benefits) and incentives (including profit-sharing and bonuses and any other incentives) for all paid hours
Hours: Includes hours worked, including hours for reserve employees, overtime, vacation and sick days
Tenure: Wages should be taken at the tenure of the employees for whom you plan to charge UAX Assume paybanding for RJ50 and RJ70

Management or schedulers for this employee category. Overhead of any kind (corporate or otherwise). Hours do not include those paid for training.

(3) Training (Recurring & Attrition)

Training expense that occurs annually for all types of employees, new planes or attrition.  Excluding expenses associated with bringing new aircraft into the system. Includes: Labor payments to those employees being trained (including all types of charges mentioned in definitions 1 +2).  Trainer time and salary.  Equipment and facility rental. Training administration costs associated with recurring training.  Any training materials required.

Any one-time training (i.e. for new planes) or training administration associated with one-time training.

(4) Maintenance (excluding management & overhead)

Maintenance labor for mechanics, parts clerks, etc. including base wages, benefits and incentives (including premiums for longevity, geography, certificates/licenses, etc.).  Hours should include vacation and sick days.  Weighted average tenure should be taken into account.
Also includes: Parts, tools, other personnel expenses, and outsourced maintenance (components, line, engine, airframe, C&D checks, avionics, APU)
Net of: Warranty reimbursement Carrier must specify if they are charging out-sourced maintenance at average life or on a cash basis
Tenure: Wages should be taken at the tenure of the employees for whom you plan to charge UAX

Maintenance overhead (including hangar rent) or management.

(5) RON (Rest over night)	Hotel, transportation, and per diem for pilots and FAs

(6) Interrupted trip expense

(7) Catering and on-board service	Includes all cost associated for providing food (snack and beverage service) for passengers (into-plane cost)	Excludes liquor

(8) Crew scheduling	All personnel, systems and other costs associated with crew scheduling functions

(9) Dispatch/flight operations center	Flight operations center and all costs associated with it including personnel, facilities, management and systems

(10) Corporate overhead

HQ: Corporate real estate, labor, employee screening and administration.
Other: Out-sourced services, other depreciation (excluding A/C and GSE depreciation) and any other overhead costs spread over multiple cost categories (e.g. memberships, office supplies, employee testing, IT, other repairs and maintenance, software licensing, parking, safety office, flight standards, communications, etc.); includes non-plane interest expense if applicable

Excludes A/C and GSE depreciation

(11) Maintenance overhead & management	Hangar rent, management, maintenance facilities rent, maintenance scheduling VP maintenance

(12) Pilot admin & mgmt	Administration and management	Scheduling (included in #8)

(13) FA admin & mgmt	Administration and management	Scheduling (included in #8)

(14) AC ownership	Lease, depreciation, other financing expense, related start-up	Ownership expense before AC in schedule (included in “AC related start-up”)

(15) Hull Insurance	Straight hull insurance expense	Insurance administration

(16) Uniform cleaning	Cleaning expense only	Overhead of any kind (corporate or otherwise).

(17) Spare engines	Spare engine ownership expense

(18) Domicile set-up	Includes pilot moving

(19) Training startup (ramp-up)

Training expense that occurs due to new planes taken on. Includes: Labor payments to those employees being trained (calculated as in #1 and 2).  Trainer time and salary.  Equipment and facility rental. Training administration costs associated with one-time training.  Any training materials required. Uniforms & headsets. Pilot navigational charts.

(20) Maintenance facilities set-up	Will be determined on a case by case basis

(21) Markup on current flying	Best offer’ markup for all of carrier’s existing flying and stations

Cost Type:  Non-station Pass-through

Costs	Includes	Does not include
(22) Fuel & oil	Into-plane cost

(23) Landing Fees	All landing fees given scheduled stations

(24) 3rd party was risk insurance	War risk insurance	Hull insurance (included above)

(25) PAX liability	Passenger liability insurance

(26) Branded station supplies

(27) Aircraft Property Taxes	All property taxes for aircraft given states flown and landed

Cost Type:  Station Carrier Controlled

Costs	Includes	Does not include
(28) Station labor

All station employees (above- and below-the-wing) pay including: Wages, benefits (including health insurance, pensions, 401k, and any other benefits) and incentives (including profit-sharing and bonuses and any other incentives) for all paid hours
Hours: Includes hours worked, including hours for reserve employees, overtime, vacation and sick days
Tenure: Wages should be taken at the tenure of the employees for whom you plan to charge UAX Assume paybanding for RJ50 and RJ70

Management or schedulers for this employee category. Overhead of any kind (corporate or otherwise). Hours do not include those paid for training.

(29) FBO expense	Any station sub-contracted work excluding maintenance, maintenance cleaning and including if it’s contracted to another airline	Services provided by UA or other carriers (see line 36)

(30) Security Expense	TSA and other station security

(31) Other station costs	Station repairs, telecom, skycap, wheelchair, janitorial, personnel costs	Any labor

(32) GSE expense	GSE rent, lease and/or depreciation. GSE maintenance (labor, parts) and GSE fuel.

(34) Local Management (shift supervisors & mgmt.)	Station management and shift supervisors	Corporate OH or management

(35) Local Overhead (office space rent, office supplies, etc.)	Other station local overhead (e.g. office supplies, utilities, office space rent)	Corporate OH

(36) Station handling costs paid to other carriers	Any labor service or other services provided by United or other carriers

Cost Type:  Station Pass-through

Costs	Includes	Does not include
(33) Terminal rent	Terminal rent	Hangar rent or terminal office rent

(37) De-icing	Glycol expense (onto-plane, if not included in FBO)

MARKUP TABLE

	Current CRJ-200	Growth CRJ-200	Growth CRJ-700
A	****	****	****
B	****	****	****
C	****	****	****
D	****	****	****

****

A	****
B	****
C	****
D	****

APPENDIX F

INCENTIVE PROGRAM

Performance Grade Widths For Annual Operating Goals In Years When United Mainline Performance In Previous Year Exceeds United Express Best Practice Performance in Previous Year

	Bottom of A Equals	Bottom Of B*	Bottom Of C	Level D
Controllable Completion	****	****	****	****
On-Time Zero	****	****	****	****
Mishandled Bags	****	****	****	****
Repurchase Intent	****	****	****	****

*W, X, Y, Z = Contractor’s Monthly Operating Goal for the Operating Category

Performance Grade Widths For Annual Operating Goals Years When United Mainline Performance In Previous Year Falls Below United Express Best Practice Performance in Previous Year

	Bottom of A Equals	Bottom Of B*	Bottom Of C	Level D
Controllable Completion	****	****	****	****
On-Time Zero	****	****	****	****
Mishandled Bags	****	****	****	****
Repurchase Intent	****	****	****	****

*A, B, C, D = Contractor’s Monthly Operating Goal for the Operating Category

INCENTIVE PROGRAM

Schedule 1:

 Example for Current CRJ-200 Flying

	Markup Points By Performance Level				Metric Weight
Performance Metric	A	B	C	D

Controllable Flight Completion	****	****	****	****

Ontime Zero	****	****	****	****

Mishandled Bags	****	****	****	****

Repurchase Intent	****	****	****	****

APPENDIX G

LIABILITY INSURANCE

Issued by:

Date of Issue:

THIS IS TO CERTIFY TO: UNITED AIR LINES, INC.

that Insurers are providing 100% of the following Aircraft Hull & Liability Insurances:

NAME INSURED:

PERIOD OF INSURANCE:

INSURERS:

POLICY NUMBER:

GEOGRAPHICAL LIMITS:	Worldwide Hull War limited to Western Hemisphere with commercial insurance; territorial limitations not defined in FAA policy.

AIRCRAFT INSURED:	All aircraft owned or operated by the Named Insured.

DESCRIPTION OF COVERAGE:

Comprehensive Airline Liability Insurance, Contractual Liability, including Aircraft Liability, Passenger Liability, War Risk should the FAA stop carrying it, including both Passengers and Other Third Parties, Cargo Liability and Comprehensive General Liability, including Hangarkeepers, Excess Automobile, Host Liquor Liability, Personal Injury, and Products Liability/Completed Operations coverage.  All Risk Physical Damage Hull Coverage.

LIMIT OF LIABILITY	Combined Single Limits to be specified consistent with Article XI1. Aircraft Hull All Risk per the Agreed Value, or up to **** per added aircraft.

SPECIAL PROVISIONS:

The insurers agree that coverage under this policy, by formal endorsement or otherwise, is extended to insure all relevant terms and conditions of the United Express Agreement, subject to the policy terms, conditions, limitations and exclusions, between Contractor and United concerning Contractor’s Aircraft, (hereinafter referred to as “Agreement”), including, inter alia:

1.               The Insurers accept and insure the Indemnity and Hold Harmless provisions of the Agreement, subject to the policy terms, conditions, limitations and exclusions.

2.               United, its affiliates, and their respective directors, officers, employees, agents and indemnities are named as additional insureds to the extent of the liability assumed by Contractor under the Agreement, subject to the policy terms, conditions, limitations and exclusions.

3.               The Insurers agree that United shall not be liable for, nor have any obligation to pay any premium due hereunder, and Insurers further agree that they shall not offset or counter-claim any unpaid premium against the interest of United.

4.               The Insurers agree that all provisions of this insurance, except for the limits of liability, shall operate in the same manner as if there were a separate policy issued to each Insured.

5.               The Insurers agree that this insurance shall be primary insurance without any right of contribution from any other insurance which is carried by United.

6.               The Insurers agree to waive their rights of subrogation against United, its officers, directors, employees and indemnities, to the extent the Contractor has waived and released its rights under the Agreement.

7.               The Insurers agree that as respects the interest of United, its directors, officers, employees and indemnities, this insurance shall not be invalidated by any action or inaction of the Contractor, its officers, directors or employees, and shall insure United, its directors, officers, employees and indemnities regardless of any breach or violation of any warranties, declarations, conditions or exclusions contained in the policy by the Contractor, its officers, directors or employees.

8.               In the event of cancellation for any reason whatever or if any change of a restrictive nature is made affecting the insurance certified hereunder, or if this insurance is allowed to lapse due to non-payment of premium, such cancellation, change or lapse shall not be effective as to United, its directors, officers, employees and indemnities for at least thirty (30) days (ten (10) days in the case of non-payment of premiums, seven (7) days notice of cancellation with respect to war risk) after written notice by registered mail of such cancellation, change or lapse shall have been mailed to United.

9.               With respect to claims or causes of action in favor of United or its directors, officers, agents or employees, they shall not be considered as additional insured thereunder.

Dated:

Authorized Representative:

APPENDIX H

SAFETY STANDARDS FOR UNITED AIRLINES AND UNITED EXPRESS CARRIERS

We have developed common safety standards to evaluate and effectively manage safety. We will commit to:

Contractor represents and warrants that it is in compliance with the U.S. Department of Defense (DoD) Quality and Safety Requirements (and any other applicable governmental quality or safety requirement) and continues to comply with all applicable Federal Aviation Regulations (F.A.R.). Contractor further warrants that it shall maintain compliance with these requirements for the term of this Agreement. Any failure to maintain such compliance shall immediately be brought to United’s attention together with the corrective actions taken by Contractor or a correction action plan. Any non-compliance with any safety requirements or corrective action plans shall be grounds for partial or complete suspension or termination by United, without further liability, of this Agreement or any of the terms or conditions of this Agreement; but, with reservation of all other rights and remedies available to United.  Additional safety reviews and audits may be required at United’s discretion and Contractor shall cooperate with all such reviews and audits.

In addition, Contractor agrees to the following:

•                  Mutual support of one another in implementing these standards by sharing safety data, information and expertise.

•                  Quality maintenance and operations training programs

•                  A carrier internal evaluation program to monitor key safety issues, including maintenance practices, required inspection items, technical document control, dangerous goods handling, training records and qualifications for all personnel.

•                  Quality programs to manage outsourcing of services.

•                  A formalized maintenance quality assurance program.

•                  Implementation of a program to rectify FAA inspection findings.

•                  Presence of a voluntary disclosure program.

•                  Formal process to routinely bring safety and compliance issues to the attention of carrier’s senior management.

•                  Anonymous safety hazard reporting system.

•                  A Senior Management policy statement supporting open safety reporting by employees.

•                  Director of Safety, reporting to the highest levels of management, overseeing the carrier’s safety programs.

•                  Process for managing required corrective actions from FAA and internal audit program as well as employee disclosure.

•                  Ongoing flight safety education/feedback program.

•                  Ground safety program in airport operating areas.

•                  Incident investigation process that includes accountability, recommendations and actions taken.

•                  Establishment and maintenance of emergency response procedures and manual.

•                  Participation in UAL/industry safety information exchange forum.

APPENDIX I

UNITED EXPRESS SERVICE STANDARDS

These Service Standards are meant to provide an overview for United Express carriers of the service expectations established by United Airlines for the day-to-day delivery of United’s product. This document is not intended to be an all inclusive manual of regulations, but to instead serve as a simple, helpful source of information.  The Service Standards outlined herein may change from time to time, subject to the needs of the operation and our product delivery. Any changes to these standards are at the sole discretion of United Airlines and are not subject to contractual negotiations.  Provided, however, the parties have agreed to specific performance goals in this Agreement and nothing shall be altered or changed that otherwise affects the economics of the Agreement.

It is the responsibility of each United Express carrier to maintain an adequate number of employees at each location and support group or department and to operate in a safe and reliable manner, which serves the customer at the levels of service outlined by these Service Standards.

CUSTOMER SERVICE

Uniforms: United Express employees are required to wear the United designated uniform for Customer Service personnel. There is to be no deviation from this uniform and it is to be worn at all times while on duty. Employees in uniform, on or off duty are not allowed to drink intoxicating beverages, give the appearance of being intoxicated or visit any establishment whose primary purpose is to dispense liquor (e.g. bars, saloons, cocktail lounges, liquor stores). “Uniform” refers to any uniform apparel bearing the United brand or insignia, or which can be in any way identified with United Airlines or United Express. Because the actions and appearance of employees influence, to a considerable extent, the public’s opinion of the United brand, uniformed employees must be mindful of this and conduct themselves accordingly.  For complete information on the uniform and accessory items, review the Customer Service Uniform Appearance Guidelines.

Training: Each United Express carrier is responsible to train all Customer Service Representative (CSR) employees, including employees of another carrier who may be contracted to perform these duties, using the same training modules and computer assisted training provided by United Airlines. This training will include, but is not limited to, all functional aspects for customer handling at the ticket counter, gate, or baggage service.

•                  United Airlines will provide the necessary “Train the Trainer” support, but it is the responsibility of each United Express carrier to maintain trainer proficiency, knowledge and skill level.

•                  Each new hire CSR, or newly assigned CSR, must receive formal United Express customer service training as soon as possible, but not later than 30 days after the date of employment or date of assignment. In either case, training must be specific to the employee’s job function and task assignment. An employee may not work in an area in which he or she has not been properly trained.

•                  Each CSR must maintain proficiency in product knowledge, delivery and skill level.

•                  Each United Express carrier may add to the United training curriculum to meet its individual carrier needs, but it may not delete any portion of the United designated curriculum without written approval by United Airlines.

•                  All CSRs must complete TL17/17 lessons each week within 7 days of issuance.

Service Delivery: In the most basic interaction with the customer, United’s service standards encompass the foundation of service, which is: 1) Greet the customer. 2) Use the customer’s name. 3) Listen to the customers and respond to their needs. 4) Give direction to the next step. 5) Acknowledge the customer’s importance to United and thank them for flying United Express.

Goals:

****

Service Tools:  Customer Problem Resolution, or CPR, was created as a means to provide customer service employees with the ability to resolve customer problems on the spot, as they occur. CPR may include certificates for a free drink, a credit of Mileage Plus miles to a customer’s Mileage Plus account, or a Travel Certificate to be used towards the purchase of future airline tickets. Other tools may also include accommodation vouchers for hotels, cab/bus, or meals. It is the responsibility of the United Express carrier to use and manage these tools within United Airlines guidelines. The United Express carrier is accountable for the safeguarding and appropriate use of these very important customer tools.  The Express carriers are responsible for cost associated with any accommodation vouchers written as a result of Contractor’s failure to complete a flight within 3 hours of scheduled completion time as a result of mechanical issues or crew delays.

Flight Close Out:  All flights must be closed out in Apollo/ACI immediately after departure.  This includes making the appropriate PB, PFS and PD entries.  All passenger counts, including revenue and non-revenue passengers, denied boardings, as well as an accounting of any bags held off due to weight/space restrictions, should be noted in the open comments field of the flight close out message. Flight close out must be completed within 10 minutes of flight departure.

Flight Information (FLIFO):  All flights must be updated with OUT/OFF/ON/IN times within ten (10) minutes of actual occurrence to ensure accurate information to customers and to employees making operational decisions.  ETAs and ETDs must also be entered within ten (10) minutes of the scheduled departure/arrival, and at every 10 minute interval thereafter for ongoing or rolling delayed flights.

Customer Service Supplies:  Each carrier must maintain an adequate amount of Customer Service supplies to conduct its day-to-day business operation. Each United Express carrier will use United Airlines designated supplies and vendors and is responsible for the purchase of those supplies, except where United handles that carrier.

RAMP SERVICE

Uniforms: United Express employees are required to wear the United designated uniform for Ramp Service personnel. There is to be no deviation from this uniform and it is to be worn at all times while on duty. Employees in uniform, on or off duty are not allowed to drink intoxicating beverages, give the appearance of being intoxicated or visit any establishment whose primary purpose is to dispense liquor (e.g. bars, saloons, cocktail lounges, liquor stores). “Uniform” refers to any uniform apparel bearing the United brand or insignia, or which can be in any way identified with United Airlines or United Express. Because the actions and appearance of employees influence, to a considerable extent, the public’s opinion of the United brand, uniformed employees must be mindful of this and conduct themselves accordingly.

•                  In a line station, employees may combine pieces of the customer service uniform with pieces of the ramp uniform as long as the shirt or blouse is either the customer service shirt or blouse, or the ramp knit shirt.

•                  In a hub station, ramp personal must wear combinations of the United ramp uniform only.

For a review of the Ramp Service uniform, review the Ramp Service Uniform Guide.

Training:  It is the responsibility of each United Express carrier to train its Ramp Service employees, including employees of another carrier who may be contracted to perform these duties. This training will include, but is not limited to, load planning, baggage handling, ramp safety and security, ramp driving, aircraft familiarization, aircraft servicing, receipt and dispatch of aircraft, baggage make-up, baggage transfer, claim area delivery, baggage scanning, live animal handling, dangerous goods and aircraft de-icing.

•                  Each new hire, or newly assigned Ramp Service employee, must receive formalized training as soon as possible, but not later than 30 days after his or her date of employment or date of assignment.

•                  Each Ramp Service employee must maintain product and delivery proficiency, knowledge and skill level.

Baggage Transfer: In a Hub or connecting station, each United Express carrier is responsible for the transfer of all baggage/mail/cargo to United and other airlines.  Transferred bags are delivered as follows:

•                  Carry-on (security checked) bags placed in the pit/hold, are to be removed and delivered to the customers immediately at planeside.

•                  ‘City Bags’ are to be delivered directly to the baggage claim area.

•                  ‘Hot Bags’, whose window of time is determined on a local level by United Airlines, are to be delivered to the connecting flight at the gate. The gate drop point is to be determined locally by United.

•                  ‘Cold Bags’, bags outside the Hot Bag window, are to be delivered to the designated sorter belt or transfer point.

•                  ‘Interline Bags’ are to be delivered to the designated interline drop point.

Goals:

•                  Claim Area Baggage Delivery: ****

•                  Scanning: ****

•                  MBTA ****

•                  Message or meter to downline station with the transfer bag loading placements referred to as XBUE (Express Baggage loading message): ****

•                  Baggage Loading Audits:****

Ground Handling: United Express carriers are responsible for obtaining all applicable federal, state, and local regulatory approvals for conducting business at each location from which they operate.  In addition, carriers will ensure their ground handling procedures will satisfy all federal, state, and local regulations. Each carrier will provide United with a copy of its station and ground handling procedures.

From time to time, it may become necessary for United to ground handle United Express, or on very limited occasions for United Express carriers to ground handle United.. It is the responsibility of the operating carrier to train the ground handling carrier in all aspects of the required work to be performed. Such work may include, but is not limited to:

•                  Receipt and dispatch of aircraft, ramp safety, ramp driving, aircraft differences, aircraft servicing (potable water and lavatory), aircraft cleaning, towing, baggage handling, baggage loading and transferring, live animal handling, deicing, weight and balance, and dangerous goods.

Required training may be done one-on-one, group, or train-the-trainer. In the case of train-the-trainer, it is then the responsibility of the ground-handling carrier to train other additional personnel. The ground handling carrier will ensure that proper training records are initiated, retained and current.

The ground-handling carrier will ensure that all required licenses and logs are maintained and retained as necessary.

Each carrier is responsible for acquiring its required licenses.

The ground handling carrier will cooperate with any required governmental or corporate inspection or audit, and will promptly correct any deficiencies found.

The operating carrier is responsible for managing all performance related criteria. However, the ground handling carrier will make every “best faith” effort to ensure that all performance requirements are met.

The ground handling carrier agrees to keep the operating carrier informed of any deficiencies, irregularities and breach of procedures or problems of any type that may negatively impact the operating carrier or its operating certificate.

The ground handling carrier will immediately advise the operating carrier of any material change in space, parking location, manpower, or any other shortcoming that may impact either carrier’s operation or costs.

The ground handling carrier will use its own ground equipment wherever possible. However, if additional equipment is needed or specialized equipment for a particular aircraft type or task is needed, it is the responsibility of the operating carrier to provide said equipment at no cost to the ground handler. Any incremental increase in cost associated with ground handling another carrier will be borne by the operating carrier.

IN FLIGHT

Uniforms: United Express Flight Attendants are required to wear the professional uniform designated for flight attendants by United. There is to be no deviation from this uniform and it is to be worn at all times while on duty. Employees in uniform, on or off duty are not allowed to drink intoxicating beverages, give the appearance of being intoxicated or visit any establishment whose primary purpose is to dispense liquor (e.g. bars, saloons, cocktail lounges, liquor stores). “Uniform” refers to any uniform apparel bearing the United brand or insignia, or which can be in any way identified with United Airlines or United Express. Because the actions and appearance of employees influence, to a considerable extent, the public’s opinion of the United brand, uniformed employees must be mindful of this and conduct themselves accordingly. For complete information on the uniform and accessory items, review the Customer Service Uniform Appearance Guidelines.

Training:  It is the responsibility of each United Express carrier to train its own Flight Attendants in accordance with its FAA-certified program.

In Flight Service:

•                  Wherever possible, snack and beverage items should be consistent with the products served by United Airlines.  United acknowledges that Contractor has priced its rates for inflight service on soda and peanut-like snacks.

•                  Each United Express aircraft will be supplied by United with an adequate supply of Hemispheres and SkyMall Magazines. Hemisphere magazine, SkyMall magazine, and Contractor’s inflight magazine are the only magazines authorized in the seat pockets. Exceptions must be approved in writing by United.  United reserves to request SkyMall to be removed from Contractor’s United Express flights at any time.

•                  In all on board announcements, it is appropriate to announce the United Express carrier’s name, but the name “United Express” must be included. For example, “On behalf of SkyWest Airlines, we would like to thank you for flying United Express today”.

•                  While a contracted carrier provides basic announcements, United may request that United Express make promotional announcements on behalf of United from time to time. Such requests will be honored and executed by the United Express carrier.

OPERATIONAL GOALS

There are four (4) primary operational Goals that each United Express carrier is expected to achieve: On-time-zero; Completion (less Weather/ATC/UA Requested Cancellations); MBTA, and Repurchase Intent. These goals are set at the beginning of each calendar year and may be adjusted year over year. In addition, other target goals may be added to help improve the operation, such as: STAR, Arrival: 14, Block Time, etc. It is expected that each carrier will use commercially reasonable, but diligent, efforts to achieve these goals, whether contractual or otherwise. Such goals may be changed or added to, as operational needs demand.

•                  Controllable Completion: The Controllable flight completion goal shall be defined as to exclude all cancellations due to weather, ATC restrictions, acts or omissions caused by United or its employees or agents, cancellations resulting from emergency airworthiness directives, and requests made by United to cancel flights to free up ATC slots.

•                  On Time Zero: The On Time Zero goal is the carriers system wide On Time Performance.

•                  Mishandled Baggage-MBTA: (See above definition)

Repurchase Intent (RPI) – Marketrak:   United Airlines receives feedback from our customers through the “Marketrak” survey program on their satisfaction in flying United Express flights. Each United Express carrier must participate fully in this program.  Ratings for RPI are not compared between carriers. Each carrier’s individual rating is compared to its own historical performance.

•                  Repurchase Intent (RPI):  RPI is based upon customer response to their intent to repurchase or use again United Express services as reflected in the Marketrak survey

MISCELLANEOUS

ACARS:  Each United Express carrier is to use an ACARS system on all United Express flights for the purpose of providing timely and accurate Flight Information (FLIFO).

Signage:  It is the responsibility of each United Express carrier to provide appropriate and adequate brand signage, which is designated and approved by United Airlines.  Brand name(s) to be used on signage is as follows:

•                  United Handled City: All signage will reflect the United Airlines brand. United Express signs may be used at the departure gate for United Express flights at the discretion of United.

•                  Shared United/United Express Handled City: All signage at the ticket counter will reflect the United Airlines brand. Signage at the United Express handled gate(s) will reflect the United Express brand. Signage on the approach to the airport and on the curb to the airport terminal will primarily reflect United Airlines, but may, if appropriate, reflect United Express as well.

•                  United Express Handled City: All signage will reflect the United Express brand.

It is the responsibility of the United Express carrier to ensure that all federally mandated signage is in place in accordance with regulations.

Small Package Dispatch (SPD):  United Express carriers will participate in United’s SPD program, accepting SPD shipments at the ticket counter up to 30 minutes prior to the departure of each flight and returning SPD shipments to the designated delivery point within 30 minutes of the arrival of each flight.

U.S. Mail:  United Express carriers will participate with United in the transportation of U.S. Mail in accordance with applicable guidelines. Each United Express carrier will work with United in obtaining USPS Air System Contracts for United designated market.

Station Operations Center (SOC) – Hub Locations: Each United Express carrier will provide adequate staffing in the United Airlines SOC of each designated hub city. Such Staffing will be provided during all normal hours of operation.

APPENDIX J

GROUND STATION HANDLING RATES

****

APPENDIX K

OFFICER POSITION’S ENTITLED TO POSITIVE SPACE LEISURE TRAVEL ON
CONTRACTOR’S UNITED EXPRESS FLIGHTS

Jerry C. Atkin
CEO and President

Bradford R. Rich
Executive Vice President, CFO and Treasurer

Ron B. Reber
Executive Vice President and COO

APPENDIX L

POINT TO POINT CITY PAIRS

City Pair	Daily Roundtrips	Aircraft *

FAT - ONT	4	EMB120

LAS - FAT	4	EMB120

LAS - PSP	3	EMB120

LAX - SGU	1	EMB120

SAN - BUR	6	EMB120

SAN - SBA	3	EMB120

SBA - SJC	5	EMB120

*                                         Contractor’s regional jet aircraft are not included in these operations.

APPENDIX M

PROGRAM FEES

Program Fees payable by Contractor pursuant to Article VIII.B.1 for Contractor’s United Express flights operated in the city pair markets set forth on Appendix L are as follows:

Travel Date	Program Fee	Annual Adjustment

****	****	****